SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Fixed by the registrant   [X]

Filed by a party other than the registrant.  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Under Rule 14a-12



                           Community Bank System, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.


[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies.

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:_____________________________________________________

(2) Form, Schedule or Registration Statement No.:_______________________________

(3) Filing Party:_______________________________________________________________

(4) Date Filed:_________________________________________________________________

                                     [Logo]

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           DeWitt, New York 13214-1883

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

                                                                  April 15, 2004


    TO THE SHAREHOLDERS OF COMMUNITY BANK SYSTEM, INC.:

    At the direction of the Board of Directors of COMMUNITY BANK SYSTEM, INC., a Delaware corporation (the "Company"), NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the Company (the "Meeting") will be held at 1:00 p.m. on Wednesday, May 19, 2004 at the Wyndham Hotel in East Syracuse, New York for the purpose of considering and voting upon the following matters:

              1. The election of four directors to hold office for a term of three years and until their successors have been duly elected.

              2. The approval of the Community Bank System, Inc. 2004 Long-Term Incentive Compensation Program.

              3. The transaction of any other business which may properly be brought before the Meeting or any adjournment thereof.

                                              By Order of the Board of Directors

                                              /s/ Donna J. Drengel
                                              Donna J. Drengel
                                              Secretary



YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

                                     [Logo]

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           DeWitt, New York 13214-1883



                                 PROXY STATEMENT
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 19, 2004

    This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Community Bank System, Inc. (the "Company"), the holding company for Community Bank, N.A. (the "Bank"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 1:00 p.m. on Wednesday, May 19, 2004, at the Wyndham Hotel in East Syracuse, New York. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately April 15, 2004.

    At the Meeting, the Shareholders will be asked to vote for the election of directors. Four of the total of fourteen directors who serve on the Company's Board of Directors will stand for re-election to the Board at the Meeting. The Shareholders will also be asked to approve a Long-Term Incentive Compensation Program as described on pages 13-17. In addition, voting will be conducted on any other matters which are properly brought before the Meeting.

                            VOTING RIGHTS AND PROXIES

    The Board of Directors of the Company has fixed the close of business on March 31, 2004 as the record date for determining which Shareholders are entitled to notice of and to vote at the Meeting. At the close of business on the record date and after giving effect to the stock split described on page 2, 28,559,924 shares of common stock, no par value, were outstanding and entitled to vote at the Meeting. This is the Company's only class of voting stock outstanding. Each share of outstanding common stock is entitled to one vote with respect to each item to come before the Meeting. There will be no cumulative voting of shares for any matter voted upon at the Meeting. The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a shareholder meeting. The Company is not aware of any persons who beneficially own more than 5% of the outstanding voting stock of the Company as of the record date for the Meeting.

    If the enclosed form of Proxy is properly executed and returned to the Company prior to or at the Meeting, and if the Proxy is not revoked prior to its exercise, all shares represented thereby will be voted at the Meeting and, where instructions have been given by a Shareholder, will be voted in accordance with such instructions.

    Any Shareholder executing a Proxy which is solicited hereby has the power to revoke it at any time prior to its exercise. A Proxy may be revoked by giving written notice to the Secretary of the Company at the Company's address set forth above, by attending the Meeting and voting the shares of stock in person, or by executing and delivering to the Secretary a later-dated Proxy.

    The Company will bear all costs of soliciting Proxies. The solicitation of Proxies will be by mail, but Proxies may also be solicited by telephone, telegram, or in person by directors, officers, and other regular employees of the Company or of the Bank. Should the Company, in order to solicit Proxies, request the assistance of other financial institutions, brokerage houses, or other custodians, nominees, or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to Shareholders and obtaining their Proxies.

    The Annual Report of the Company for the fiscal year ended December 31, 2003, incorporating the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission, is being sent to Shareholders with this Proxy Statement.

                           NOTE REGARDING STOCK SPLIT

    On January 21, 2004, the Board of Directors authorized a two-for-one split of the Company's common stock. At a special meeting held on March 26, 2004, the Company's Shareholders approved amendments to the Company's Certificate of Incorporation necessary to effectuate the stock split, and the stock split was effectuated on April 12, 2004 in the form of a 100% stock dividend. All information in this Proxy Statement regarding share ownership, capitalization, and awards made during 2003 has been adjusted to reflect post-split equivalent capitalization.

               ITEM 1: ELECTION OF DIRECTORS AND INFORMATION WITH
                   RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

    The first Item to be acted upon at the Meeting is the election of four directors, each to hold office for three years and until his successor shall have been duly elected and qualified. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected directors.

    All Proxies in proper form which are received by the Board prior to the election of directors at the Meeting will be voted "FOR" the nominees listed below, unless authority is withheld in the space provided on the enclosed Proxy. Each nominee is presently a director of the Company, and each director of the Company is also a director of the Bank. In the event any nominee declines or is unable to serve, it is intended that the Proxies will be voted for a successor nominee designated by the Board. All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. The fourteen members of the Board (including the nominees for re-election at the Meeting, if elected) are expected to continue to serve on the Board until their respective terms expire.

    The information set forth below is furnished for each nominee for director to be elected at the Meeting and each director of the Company whose term of office continues after the Meeting. The share ownership numbers for certain directors include shares that would be issuable upon exercise of "Offset Options" granted to these directors in order to reduce the Company's liability under its Stock Balance Plan. The purpose of the Offset Options, which were approved by the Company's Shareholders at the 1998 Annual Meeting, is explained on page 12. See footnote "(e)" on page 6 for the number of currently exercisable stock options (including, without limitation, Offset Options) held by specific directors.

            NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

                                                                                           SHARES OF COMPANY COMMON
                                                                                         STOCK BENEFICIALLY OWNED (c)
                                                             BUSINESS                      AS OF MARCH 31, 2004 (d)
         NAME AND              DIRECTOR OF THE           EXPERIENCE DURING         -----------------------------------------
          AGE (a)               COMPANY SINCE           PAST FIVE YEARS (b)              NUMBER(e)               PERCENT
  ------------------------    ------------------    ----------------------------   -----------------------    --------------

  NOMINEES (FOR TERMS TO EXPIRE AT ANNUAL MEETING IN 2007):
  --------------------------------------------------------

  John M. Burgess                   1991            Retired.  Prior to 1991,              106,728                 .37%
  Age 67                                            President of Kinney Drugs,
                                                    Inc., a drug and retail
                                                    chain with stores located
                                                    throughout northern
                                                    New York.

  Nicholas A. DiCerbo               1984                                                  267,478                 .93%
  Age 57                                            Partner, law firm of
                                                    DiCerbo and Palumbo,
                                                    Olean, New York.
  James A. Gabriel                  1984                                                  179,191                 .62%
  Age 56                                            Owner, law firm of
                                                    Franklin & Gabriel,
                                                    Ovid, New York
  Harold Kaplan (f)                 2001                                                  290,348                 1.02%
  Age 70                                            Co-owner, M.C.F., Inc.,
                                                    and Partner, D&T Real
                                                    Estate, Scranton,
                                                    Pennsylvania. Prior to
                                                    April 2003, Co-Owner,
                                                    Montage Foods, Inc.,
                                                    Scranton, Pennsylvania.


                                                                                           SHARES OF COMPANY COMMON
                                                                                         STOCK BENEFICIALLY OWNED (c)
                                                             BUSINESS                      AS OF MARCH 31, 2004 (d)
         NAME AND              DIRECTOR OF THE           EXPERIENCE DURING         -----------------------------------------
          AGE (a)               COMPANY SINCE           PAST FIVE YEARS (b)              NUMBER(e)               PERCENT
  ------------------------    ------------------    ----------------------------   -----------------------    --------------

  DIRECTORS CONTINUING IN OFFICE
  ------------------------------

  TERMS EXPIRING AT ANNUAL MEETING IN 2005:

  Brian R. Ace (g)                  2003            Owner, Laceyville                      53,120                 .19%
  Age 49                                            Hardware, Laceyville,
                                                    Pennsylvania.

  Paul M. Cantwell, Jr.             2001            Owner, law firm of                    145,134                 .51%
  Age 62                                            Cantwell & Cantwell,
                                                    Malone, New York.  Prior
                                                    to January 2001, Chairman
                                                    and President, The
                                                    Citizens National Bank of
                                                    Malone.

  William M. Dempsey                1984            Retired. Prior to 2001,               108,092                 .38%
                                                    Assistant to the
                                                    President, Rochester
                                                    Institute of Technology,
                                                    Rochester, New York;
                                                    President/ Dean, American
                                                    College  of  Management  and
                                                    Technology (RIT), Dubrovnik,
                                                    Croatia (August 1997 - July
                                                    1999); prior to August 1997,
                                                    Vice President of Finance
                                                    and Administration, RIT.

  Saul Kaplan (f)                   2001            Co-Owner, M.C.F., Inc. and           1,052,218                3.68%
  Age 78                                            Partner, D&T Real Estate,
                                                    Scranton, Pennsylvania.
                                                    Prior to April 2003,
                                                    Co-Owner, Montage Foods,
                                                    Inc., Scranton,
                                                    Pennsylvania.

  William N. Sloan                  1991            Vice President for                    108,270                 .38%
  Age 69                                            Administration Emeritus,
                                                    The State University of
                                                    New York College at
                                                    Potsdam, Potsdam, New York.

  TERMS EXPIRING AT ANNUAL MEETING IN 2006:
  ----------------------------------------

  Sanford A. Belden                 1992            President and Chief                    95,916                 .34%
  Age 61                                            Executive Officer of
                                                    the Company.


                                                                                           SHARES OF COMPANY COMMON
                                                                                         STOCK BENEFICIALLY OWNED (c)
                                                             BUSINESS                      AS OF MARCH 31, 2004 (d)
         NAME AND              DIRECTOR OF THE           EXPERIENCE DURING         -----------------------------------------
          AGE (a)               COMPANY SINCE           PAST FIVE YEARS (b)              NUMBER(e)               PERCENT
  ------------------------    ------------------    ----------------------------   -----------------------    --------------

  Lee T. Hirschey                   1991            Chairman and Chief                    107,312                 .37%
  Age 68                                            Executive Officer, Climax
                                                    Manufacturing Company,
                                                    converter and manufacturer
                                                    of paper products with
                                                    facilities in Castorland,
                                                    Lowville, and West Carthage,
                                                    New York.

  David C. Patterson                1991            President and owner of                123,590                 .43%
  Age 62                                            Wight and Patterson, Inc.,
                                                    manufacturer and seller of
                                                    livestock feed located in
                                                    Canton, New York.

  Peter A. Sabia (f)                2001            Owner, Valley Dodge Truck             256,590                 .90%
  Age 72                                            Center, Dunmore,
                                                    Pennsylvania.

  Sally A. Steele (g)               2003            Attorney, self-employed as             52,210                 .18%
  Age 48                                            general practitioner with
                                                    concentration in real
                                                    estate and elder law,
                                                    Tunkhannock, Pennsylvania.


                                                                                                 SHARES OF COMPANY COMMON
                                                                                               STOCK BENEFICIALLY OWNED (c)
  In addition to the information  provided above,  the following  summarizes the                 AS OF MARCH 31, 2004 (d)
  security  ownership  of the highest paid  executive  officers who are not also           -----------------------------------
  directors of the Company:                                                                  NUMBER (e)           PERCENT
                                                                                           ----------------    ---------------

  James A. Wears                                      President, Banking                       152,532              .53%
  Age 54

  Michael A. Patton                                   President, Financial Services            137,689              .48%
  Age 58

  Thomas A. McCullough                                President, Pennsylvania Banking           93,068              .33%
  Age 57

  David J. Elias                                      President, Chief Executive                26,188              .09%
  Age 58                                              Officer and Chief Investment
                                                      Officer, Elias Asset Management,
                                                      Inc. (h)

  Number of shares of Company common stock beneficially owned by all directors,               3,477,780            11.79%
  persons chosen to become directors and executive officers of the Company as a group
  (23 persons)

         (a) Harold Kaplan and Saul Kaplan are brothers. No other family relationships exist between any two or more of the current directors or named executive officers of the Company.

         (b) No nominee for director or continuing director of the Company holds a directorship with any company (other than the Company) which is registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, or with any company which is a registered investment company under the Investment Company Act of 1940.

         (c) Represents all shares as to which named individual possessed sole or shared voting or investment power as of March 31, 2004, adjusted to reflect two-for-one stock split effectuated on April 12, 2004. Includes shares held by, in the name of, or in trust for, spouse and dependent children of named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or director.

         (d) The listed amounts include shares as to which certain directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Belden is the beneficial owner of 1,812 shares held by the Company's 401(k) plan; Mr. Burgess' wife holds 7,200 shares; Mr. Cantwell's wife holds 10,200 shares, and Mr. Cantwell holds 21,216 shares as Trustee under a decedent's will; Mr. DiCerbo holds 58,196 shares jointly with his wife, 83,528 shares are held in the name of the law partnership of DiCerbo and Palumbo, and 1,636 shares are held by his wife; Mr. Elias's wife owns 3,288 shares; Mr. Hirschey's wife holds 2,000 shares, and Mr. Hirschey holds 26,080 shares as Trustee for the Retirement Plan of Employees of Climax Manufacturing Company and 700 shares as Trustee of an Internal Revenue Code
                  Section 2503C trust; 86,576 shares are held by a limited partnership controlled by Mr. H. Kaplan; 84,000 shares are held by a limited partnership controlled by Mr. S. Kaplan; Mr. McCullough is the beneficial owner of 12,976 shares held by the Company's 401(k) plan, he holds 108 shares jointly with his wife, he holds 630 shares jointly with his mother, and his children hold 1,614 shares; Mr. Patterson holds 4,760 shares jointly with his wife, and 3,186 shares as Trustee for the Wight and Patterson Retirement Plan; Mr. Patton is the beneficial owner of 7,803 shares held by the Company's 401(k) plan, and his wife holds 2,800 shares; Mr. Sabia holds 180,000 shares as Trustee for the Peter A. Sabia Trust U/A, and 52,976 shares are held in the name of Valley Dodge Truck Center, of which Mr. Sabia is owner; Mr. Sloan holds 368 shares jointly with his wife, and his wife holds 984 shares; and Mr. Wears is the beneficial owner of 39,444 shares held by the Company's 401(k) plan, he holds 53,134 shares jointly with his wife, his wife holds 1,400 shares, and his children hold 5,250 shares.

         (e) Includes shares that the following individuals currently have the right to acquire, or will have the right to acquire within 60 days of March 31, 2004, through exercise of stock options issued by the Company: Mr. Ace, 28,818 shares; Mr. Belden, 5,138 shares; Mr. Burgess, 79,088 shares; Mr. Cantwell, 11,320 shares; Mr. Dempsey, 104,892 shares; Mr. DiCerbo, 108,478 shares; Mr. Gabriel, 113,232 shares; Mr. Hirschey, 65,848 shares; Mr. H. Kaplan, 4,520 shares; Mr. S. Kaplan, 4,520 shares; Mr. McCullough, 39,028 shares; Mr. Patterson, 101,248 shares; Mr. Patton, 49,592 shares; Mr. Sabia, 11,320 shares; Mr. Sloan, 102,478 shares; and Mr. Wears, 44,912 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.

         (f) Pursuant to the terms of a Merger Agreement dated as of November 29, 2000 providing for the merger of First Liberty Bank Corp. ("First Liberty") with and into the Company (which merger was consummated in May 2001), the Company agreed to appoint three of First Liberty's former directors, Saul Kaplan, Peter A. Sabia, and Harold Kaplan, to serve as members of its Board of Directors for terms expiring at the 2002, 2003, and 2004 annual Shareholders meetings, respectively. The Merger Agreement further provided that, subject to the exercise of the Board's fiduciary duty, Messrs. Kaplan, Sabia, and Kaplan would be nominated for at least one additional three-year term upon expiration of these initial terms, and that the Board would recommend that the Company's Shareholders vote in favor of their reelection.

         (g) Pursuant to the terms of a Merger Agreement dated as of June 7, 2003 providing for the merger of Grange National Banc Corp. ("Grange") with and into the Company (which merger was consummated in November 2003), the Company agreed to appoint two of Grange's former directors, Brian R. Ace and Sally A. Steele, to serve as members of its Board of Directors for terms expiring at the 2005 and 2006 annual Shareholders meetings, respectively.

         (h) Elias Asset Management, Inc. is a wholly-owned subsidiary of the Bank.

            BOARD COMPOSITION, MEETINGS, COMMITTEES, AND COMPENSATION

INDEPENDENCE
------------

    The Company has adopted a set of Corporate Governance Guidelines, a copy of which is available on the Company's website at www.communitybankna.com. The Corporate Governance Guidelines require that the Company's Board of Directors have at all times a majority of directors who meet the criteria for independence established by the New York Stock Exchange, and the Board currently meets this requirement. To assist it in making determinations of independence, the Board has determined that the following relationships are immaterial, and that a director whose only relationships with the Company fall within these categories is independent, provided that such relationships do not otherwise preclude him or her from being considered independent under the New York Stock Exchange Rules or applicable law:

     o Indebtedness of the director or a member of his or her immediate family to the Company, the Bank, or any of their respective subsidiaries, if the loans made to such persons were made in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other customers, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     o Receipt by a director or a member of his or her immediate family of remuneration (other than as an officer or employee) from the Company, the Bank, or any of their respective subsidiaries, in an amount not exceeding $60,000 in a given year, excluding compensation payable for services rendered as a director.

     o Transactions or series of related transactions between a director or a member of his or her immediate family and the Company, the Bank, or any of their respective subsidiaries, in which the amount involved does not exceed $60,000.

     o Purchases of goods or services by an entity of which a director or a member of his or her immediate family is (or has been during the last fiscal year) an executive officer or full or partial owner, from the Company, the Bank, or any of their respective subsidiaries, in an aggregate amount not exceeding (i) five percent of the consolidated gross revenues of the Company for its last full fiscal year, or (ii) five percent of the consolidated gross revenues of such other entity for its last full fiscal year.

     o Purchases of goods or services by the Company, the Bank, or any of their respective subsidiaries from an entity of which a director or a member of his or her immediate family is (or has been during the last fiscal year) an executive officer or full or partial owner, in an aggregate amount not exceeding (i) five percent of the consolidated gross revenues of the Company for its last full fiscal year, or (ii) five percent of the consolidated gross revenues of such other entity for its last full fiscal year.

     o Receipt of legal or investment banking services by the Company, the Bank, or any of their respective subsidiaries from, respectively, (i) a law firm of which a director or a member of his or her immediate family is (or as been during the last fiscal year) a member or to which any of them is (or as been during the last fiscal year) of counsel, or (ii) an investment banking firm of which a director or a member of his or her immediate family is (or as been during the last fiscal year) a partner or executive officer, where the fees paid to the firm do not exceed five percent of the firm's gross revenues for the firm's last full fiscal year.

    During the course of a year, directors are expected to inform the Board of any material changes in their circumstances or relationships that may impact their status or designation by the Board as independent.

    Pursuant to the Corporate Governance Guidelines, the Company's independent directors meet in executive session at least quarterly, without the Company's management and non-independent directors present. The director who presides at these meetings is determined by the Board on the recommendation of the Nominating and Corporate Governance Committee.

DIRECTOR MEETING ATTENDANCE
---------------------------

    The Board of Directors held 12 regularly scheduled meetings and three special meetings during the fiscal year ended December 31, 2003. During this period, each director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he or she served.

    The Company encourages all directors to attend each annual meeting of Shareholders. All of the then 12 incumbent directors attended the Company's last annual meeting of Shareholders held on May 28, 2003.

BOARD COMMITTEES
----------------

    Among its standing committees, the Board of the Bank has an Audit/Compliance/Risk Management Committee which also serves as the Company's Audit Committee. As described more fully on page 30, the Audit/Compliance/Risk Management Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company's and the Bank's accounting, financial, and compliance controls, and investigates and makes recommendations to the Company's Board and the Bank's Board regarding the appointment of independent auditors. During 2003, this Committee held six meetings and its present members are Directors William M. Dempsey (Chair), John M. Burgess, Lee T. Hirschey, and William N. Sloan.

    The Bank's Board also has a Compensation Committee which reviews and makes recommendations to the Bank's Board regarding compensation adjustments and employee benefits to be instituted, and which also serves as the Company's Compensation Committee. As described more fully on pages 26-28, the Compensation Committee reviews the compensation of nonofficer employees in the aggregate, and the salaries and performance of executive officers are reviewed individually. The Compensation Committee held seven meetings in 2003, and its present members are Directors William N. Sloan (Chair), Brian R. Ace, Lee T. Hirschey, David C. Patterson, and Peter A. Sabia.

    The Company has a Nominating and Corporate Governance Committee which makes recommendations to the Board for nominees to serve as Directors. The Nominating and Corporate Governance Committee held two meetings in 2003, and its present members are Directors William M. Dempsey (Chair), John M. Burgess, Lee T. Hirschey, and David C. Patterson. The Board has determined that each of the Nominating and Corporate Governance Committee's members is "independent" as defined by the New York Stock Exchange Rules.

    The Nominating and Corporate Governance Committee will consider written recommendations from Shareholders for nominees to serve on the Board that are sent to the Secretary of the Company at the Company's main office. In considering candidates for the Board, the Nominating and Corporate Governance Committee and the Board consider the entirety of each candidate's credentials and do not have any specific minimum qualifications that must be met by a nominee. Factors considered include, but are not necessarily limited to, outstanding achievement in a candidate's personal career; broad experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. The Board believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors. Prior to nominating an existing director for re-election to the Board, the Board and the Nominating and Corporate Governance Committee consider and review, among other relevant factors, the existing director's meeting attendance and performance, length of Board service, ability to meet regulatory independence requirements, and the experience, skills, and contributions that the director brings to the Board. The Nominating and Corporate Governance Committee has adopted a written charter setting forth its composition and responsibilities, a copy of which is available at the Company's website at www.communitybankna.com.

    The President and Chief Executive Officer of the Company serves as an ex officio member of all Board committees except the Audit/Compliance/Risk Management Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, and receives no compensation for serving in this capacity. Mr. Gabriel, as Chair of the Board, also serves as a member of all Board Committees except the Audit/Compliance/Risk Management Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

COMMUNICATION WITH DIRECTORS
----------------------------

     Shareholders may communicate directly with the Board of Directors of the Company by sending correspondence to the address shown below. If a Shareholder desires to communicate with a specific director, the correspondence should be addressed to that director. The receipt of any such correspondence addressed to the Board of Directors and the nature of its content will be reported at the next Board meeting and appropriate action, if any, will be taken. Correspondence addressed to a specific director will be delivered to the director promptly after receipt by the Company. The director will review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board of Directors at its next meeting, so that the appropriate action, if any, may be taken.

     Correspondence should be addressed to:

                            Community Bank System, Inc.
                            Board of Directors
                            Attention: [Board of Directors or Specific Director] 5790 Widewaters Parkway
                            DeWitt, New York  13214-1883

COMPENSATION OF DIRECTORS
-------------------------

    As directors of both the Company and the Bank, Board members receive an annual retainer of $10,000, $750 for each Board meeting they attend, and $500 for each committee meeting they attend. Mr. Belden does not receive an annual retainer or compensation for attending Board and committee meetings. The Chair of the Board receives an all inclusive $55,000 retainer for serving in that capacity. The Chair of the Audit/Compliance/Risk Management Committee receives an annual retainer of $5,000; the Chairs of the Loan Committee, the Compensation Committee, and the Strategic/Executive Committee each receive an annual retainer of $3,500; and the Chairs of the Investment Committee, the Nominating and
Corporate Governance Committee, the Technology Committee, and the Trust Committee each receive an annual retainer of $1,000. The Company pays the travel expenses incurred by each director in attending meetings of the Board.

    Directors may elect to defer all or a portion of their director fees pursuant to a Deferred Compensation Plan for Directors. Directors who elect to participate in the Plan designate the percentage of their director fees which they wish to defer (the "deferred fees") and the date to which they wish to defer payment of benefits under the plan (the "distribution date"). The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his or her deferred fees, the number of deferred shares of Company common stock which could have been purchased with the deferred fees, and
(ii) from time to time such additional number of deferred shares which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding. On the distribution date, the participating director shall be entitled to receive shares of Company common stock equal to the number of deferred shares credited to the director's account either in a lump sum or in annual installments over a three, five or ten year period. The effect of the plan is to permit directors to invest deferred director fees in stock of the Company, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price. To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of Shareholders in achieving growth in the Company's stock price.

    In 1995, the directors re-evaluated their total compensation arrangement, in light of the increased responsibility associated with the changing nature of the Company and the "Blue Ribbon Report" issued by the National Association of Corporate Directors. Among other things, the Blue Ribbon Report suggests that director compensation be structured so that it is specifically aligned with the long-term interests of Shareholders. Effective January 1, 1996, the Company's 1994 Long-Term Incentive Compensation Program (the "1994 Incentive Plan") was amended to allow for the issuance of Non-Statutory Stock Options to nonemployee directors. The 2004 Long Term Incentive Compensation Program (the "2004 Incentive Plan"), if approved by the Shareholders, will also allow for the issuance of Non-Statutory Stock Options to nonemployee directors. The Board believes that providing for the grant of Non-Statutory Stock Options to nonemployee directors is in the best interests of the Company. In the spirit of the Blue Ribbon Report, such a provision more closely aligns the interests of individual directors with the long-term interests of the Company's Shareholders, and enables the Company to continue to attract qualified individuals to serve on the Board. In particular, when directors receive equity-based compensation such as stock options, their overall compensation is enhanced when the market price of the Company's common stock increases and is adversely affected when the market price of the Company's common stock decreases.

    The 1994 Incentive Plan provides that each eligible nonemployee director is to receive an option to purchase 4,000 shares (after giving effect to the stock split effectuated on April 12, 2004) of common stock on or about January 1st of each year. Each option granted to a nonemployee director is granted at an option price per share equal to the market value per share of the Company's common stock on the date of grant, and is fully exercisable on its date of grant, provided that shares of common stock acquired pursuant to the exercise of such options may not be sold or otherwise transferred by a director within six months of the grant. Each option is exercisable until the earlier of (i) ten years from the date of grant, or (ii) termination of the optionee's service on the Board for cause (as defined in the 1994 Incentive Plan). Notwithstanding the foregoing, to the extent that the Committee appointed by the Board to administer the 1994 Incentive Plan determines that grants may be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, the Non-Statutory Stock Options granted to eligible nonemployee directors shall relate to a number of shares of common stock to be determined based upon the financial performance of the Company. Such financial performance shall be determined based upon factors including (but not limited to) the Company's growth in earnings per share, asset quality, return on equity, and CAMELS rating (a measurement of capital, assets, management, earnings, liquidity and sensitivity utilized by the Office of the Comptroller of the Currency, the Bank's primary regulator). Pursuant to the 1996 amendment to the 1994 Incentive Plan, each eligible nonemployee director received an option to purchase 4,800 (post-split) shares effective January 1, 2003. The 2004 Incentive Plan, if approved by the Shareholders, will similarly provide for the annual issuance of options to nonemployee directors; provided, however, that in the absence of adjustment as described above, the first such annual grant to a director shall be to purchase 2,320 (post-split) shares, and subsequent annual grants shall be for 4,000 (post-split) shares.

    In addition, in keeping with the spirit of the Blue Ribbon Report, effective January 1, 1996, the Board adopted a "Stock Balance Plan" for nonemployee directors of the Company who have completed at least six months of service as director. The plan establishes an account for each eligible director. Amounts credited to those accounts reflect the value of 400 (post-split) shares of the Company's common stock for each year of service between 1981 and 1995 at the December 31, 1995 market value, plus an annual amount equal to 400 additional (post-split) shares of common stock beginning in 1996, plus an annual earnings credit equal to the one-year average total return on the Company's common stock. The crediting of additional units beginning in 1996 is subject to an adjustment factor which reflects the Company's asset quality, return on equity, and CAMELS rating. The account balance is payable to each director in the form of a lifetime annuity or, at the election of the director, monthly installment payments over a three, five, or ten year period following the later of age 55 or disassociation from the Board, is subject to a six-year vesting schedule, and is forfeitable in the event of termination from the Board for cause.

    In 1998, amendments to the Stock Balance Plan and the 1994 Incentive Plan were approved by the Company's Shareholders allowing the grant of "Offset Options" to directors under the 1994 Incentive Plan. The effect of these Offset Options is to permit the Company to reduce the grantee's Stock Balance Plan account balance by an amount equal to the growth in value of the Offset Options (i.e., the amount by which the aggregate fair market value of the common stock underlying the Offset Options exceeds the aggregate exercise price of the Offset Options) as of the date on which the director's account is valued, provided that a director's account may not be reduced below zero. As such, the Offset Options are not intended to materially change the level of compensation to participating directors under the Stock Balance Plan, but are intended to reduce the cost of director compensation to the Company. In the event that the growth in value of a director's Offset Options is less than the value of the director's Stock Balance Plan account as of the date that the Offset Options are exercised, the shortfall will be paid to the director either in cash or, at the Company's option in the case of an exercise prior to retirement, by the issuance of additional Offset Options. In the event that the growth in value of a director's Offset Options exceeds the value of the director's Stock Balance Plan account, no adjustment will be made. The 2004 Incentive Plan, if approved by the Shareholders, will likewise permit the issuance of Offset Options in connection with the Stock Balance Plan.

    The Bank has a consulting agreement with Paul M. Cantwell, Jr., a director of the Company and the Bank and the former Chairman and President of Citizens National Bank of Malone. Under this agreement, Mr. Cantwell will provide consulting services to the Bank until January 26, 2006 to facilitate the transition of Citizens National Bank's business and operations to the Bank, develop new business opportunities in the market areas formerly served by Citizens National Bank, and advise the Bank regarding corporate and business matters. Mr. Cantwell will provide these services on a part-time basis (not to exceed 250 hours per year), and will be paid $50,000 per year. This amount is to paid on a "grossed-up" basis for any Medicare and social security taxes (but not federal, state or local income taxes) payable by Mr. Cantwell on the amount. This means that in effect the Company will pay his Medicare and social security taxes. Pursuant to the agreement, the Bank has also agreed to pay the premiums for a life insurance policy for Mr. Cantwell's beneficiaries. This policy must provide coverage for no less than the remaining payments due under the consulting agreement. Finally, the Bank will make available health insurance coverage for Mr. Cantwell and his spouse on the same basis as its employees until age 65 and, thereafter, on the same basis as other retirees of the Bank.

                       ITEM 2: APPROVAL OF 2004 LONG-TERM
                         INCENTIVE COMPENSATION PROGRAM

    The Board of Directors has adopted the Community Bank System, Inc. 2004 Incentive Plan, subject to approval by the Shareholders at the 2004 Annual Meeting. The purpose of the 2004 Incentive Plan is to promote the interests of the Company by providing a comprehensive equity-based incentive compensation program designed to enable the Company to attract, retain, and reward key employees, directors, and advisors through performance based incentives. To the extent that current and future officers, other key employees, directors, and advisors have an equity interest in the Company, the interests of such persons will be more closely associated with the interests of Shareholders. Further, equity-based incentives can be used to reinforce the relationship between Shareholder gains and compensation.

    Adoption of the 2004 Incentive Plan has been recommended by the Compensation Committee and the Board of Directors. The Company may currently grant incentive equity-based awards to key employees and to directors pursuant to the 1994 Incentive Plan, and the 1994 Incentive Plan expires on June 30, 2004. The proposed 2004 Incentive Plan is intended to commence on July 1, 2004 in order to provide the continued ability to grant equity-based incentives to senior management, key employees of the Company and its subsidiaries, directors, and advisors as appropriate from time to time, based on the objectives set forth in the Plan.

    As  noted  in  the   Compensation   Committee  Report  on  pages  26-28,  an
equity-based incentive plan is an integral component of the Company's compensation program. Accordingly, the Board of Directors believes that adoption of the proposed 2004 Incentive Plan is necessary if the Company is to be able to continue to attract, retain, and motivate highly qualified and talented individuals.

    The following is a summary of the material provisions of the 2004 Incentive Plan. This summary is qualified in its entirety by reference to the specific provisions of the 2004 Incentive Plan, the full text of which is attached to this Proxy Statement as Appendix A.

GENERAL FEATURES OF THE 2004 INCENTIVE PLAN

    The 2004 Incentive Plan empowers the Company to award or grant to eligible participants, from time to time, (i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code, (ii) Non-Statutory Stock Options,
(iii) Retroactive Stock Appreciation Rights, (iv) Restricted Stock, (v) Deferred Stock Awards, and any combination of such awards. The Plan is designed to provide the Company with flexibility in the grant of equity-based incentive compensation to achieve the overall goals of the Plan. The term of the 2004 Incentive Plan is for ten years and shall expire on June 30, 2014 if not earlier terminated by the Board.

    The 2004 Incentive Plan will be administered by the Compensation Committee or another committee appointed by the Board of Directors (the "Committee"), which shall consist of at least three members of the Board who each meet the independence requirements of the New York Stock Exchange and any applicable laws governing independence of directors, qualify as "non-employee directors" as defined by Section 16 of the Securities Exchange Act of 1934, as amended, and qualify as "outside directors" under Section 162(m) of the Internal Revenue Code.

    Directors, officers who are employees of the Company or its subsidiaries, other key employees of the Company and its subsidiaries, and persons retained to advise the Board of Directors (such as members of advisory boards created in connection with acquisitions to provide input to the Board regarding the markets served by the acquired institutions), shall be eligible to participate in the 2004 Incentive Plan. Participants, who may receive awards under the 2004 Incentive Plan, shall be selected by the Committee based upon such factors as past and potential contributions to the success, profitability, and growth of the Company. No determinations have yet been made as to any awards that may be granted under the 2004

Incentive Plan to specific individuals. Whether an award may be exercised after a participant's termination of service shall be determined by the Committee, subject to limits set forth below with respect to different types of awards.

    Subject to further adjustments as noted below, 4,000,000 shares of common stock (equivalent to approximately 14% of the shares of common stock outstanding as of December 31, 2003) will be available for issuance over the 10 year term of the 2004 Incentive Plan, to be divided among the various components of the 2004 Incentive Plan in such manner as the Committee shall determine. Shares of common stock issued under the 2004 Incentive Plan may be newly issued shares, treasury shares, or any combination thereof. The maximum number of shares is subject to adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, or other recapitalization of the Company; provided, however, that the current limit of 4,000,000 shares already reflects the two-for-one stock split effectuated on April 12, 2004.

    Except to the extent provided by the Committee at the time an award is made, no award granted under the 2004 Incentive Plan, and no right or interest therein, shall be assignable or transferable by a participant, except that Incentive Stock Option rights may be transferred by will or the laws of descent and distribution. The Board of Directors may amend or terminate the 2004 Incentive Plan at any time, except that the Board of Directors may not, without approval by the Shareholders, make any amendment that would (i) increase the number of available shares under the 2004 Incentive Plan, or (ii) change the definition of "eligible employees" under the 2004 Incentive Plan.

    STOCK OPTIONS. Options granted under the 2004 Incentive Plan may be designated as either Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code or Non-Statutory Stock Options. The exercise price of an Incentive Stock Option granted to an employee shall be at least 100% of the fair market value of the common stock on the date of grant. The number of shares of common stock in respect of which Incentive Stock Options are first exercisable by any optionee during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000. Incentive Stock Options shall be exercisable for such period or periods not in excess of 10 years after the date of grant as shall be determined by the Committee, except that no Incentive Stock Option shall be exercisable earlier than one year following the date the option is granted. Non-Statutory Stock Options granted under the 2004 Incentive Plan will be exercisable for such period or periods and at such price as the Committee shall determine, provided that the exercise price shall not be below 50% of the fair market value of a share of common stock as of the date the option is granted.

    The Committee shall have the authority, in its discretion, to accelerate the time at which a stock option becomes exercisable, provided that no Incentive Stock Option shall be exercisable earlier than one year following the date the option is granted. If an employee option holder's employment is terminated within one year of a change of control for any reason other than death, disability, voluntary resignation without good reason, or termination for cause, all stock options held by that optionee shall become exercisable automatically as of the later of the date of termination or one year after the date the option was granted, and shall remain exercisable until the end of the exercise period provided in the original grant of the stock option.

    Consistent with the 1994 Incentive Plan, the 2004 Incentive Plan provides that each eligible nonemployee director is to receive a Non-Statutory option to purchase 4,000 (post-split) shares of common stock on or about January 1 of each year; provided that the first such annual grant to a director shall be to purchase 2,320 (post-split) shares. Each option granted to a nonemployee director is to be granted at an option price per share equal to the market value per share of the common stock on the date of grant and is to be fully exercisable on its date of grant, provided that shares of common stock acquired pursuant to the exercise of such options may not be sold or otherwise transferred by a director within six months of the grant. Each option is exercisable until the earlier of (i) ten years from the date of grant or (ii) termination of the optionee's service on the Board for cause. Notwithstanding the foregoing, to the extent that the Compensation Committee determines that grants may be exempt from Section 16(b) of the

Securities Exchange Act of 1934, as amended, the options granted to eligible nonemployee directors shall relate to a number of shares of common stock to be determined based upon the financial performance of the Company. Such financial performance shall be determined based upon factors including (but not limited to) the Company's growth in earnings per share, asset quality, return on equity, and CAMELS rating.

    Stock options shall be exercisable only upon the payment in full to the Company of the entire option exercise price (i) in cash, (ii) by the transfer to the Company of shares of common stock (at the fair market value thereof on the date of exercise), (iii) by a combination of such methods of payment, or (iv) by any other lawful means of payment acceptable to the Committee. Payment may not be made with common stock issued by the Company upon exercise of an option under the 2004 Incentive Plan or other stock option plan unless the common stock has been held for at least one year.

    Each grant of stock options shall be evidenced by an agreement between the Company and the optionee, and shall contain such terms and provisions, consistent with the 2004 Incentive Plan, as the Committee may approve.

    RETROACTIVE STOCK APPRECIATION RIGHTS. Under the 2004 Incentive Plan, the Committee may authorize the surrender of all or a portion of an option right in exchange for which the optionee will receive a Stock Appreciation Right ("SAR"). A SAR will entitle the holder to receive an amount payable in cash, common stock (valued at the fair market value on the date of exercise), or a combination thereof (as determined by the Committee) up to the excess of the fair market value of a share of the common stock on the date of exercise over the exercise price per share of the underlying option, multiplied by the number of shares as to which the holder is exercising the SAR. To the extent an option right is surrendered in exchange for an SAR, such option is canceled. Conversely, if the optionee elects to exercise the option, the right to receive the related SAR is canceled to the extent the option is exercised.

    RESTRICTED STOCK. An award of Restricted Stock consists of a specified number of shares of common stock that are transferred to a participant and subject to forfeiture to the Company under such conditions and for such periods of time as the Committee may determine. A participant may vote and receive dividends on the shares of Restricted Stock awarded, but may not sell, assign, transfer, pledge, or otherwise encumber such shares of Restricted Stock during the forfeiture period. Certificates for Restricted Stock shall bear a legend specifying the restrictions and conditions which will cause forfeiture of the stock. The Committee may also require that the Restricted Stock be held in escrow until all restrictions and events of forfeiture have lapsed.

    If a participant's employment terminates for any reason except death or disability prior to the expiration of the forfeiture period, all of the participant's Restricted Stock not already vested will be forfeited and surrendered to the Company. If a participant dies or terminates employment because of a disability prior to the expiration of the forfeiture period, the forfeiture period shall lapse on the date of death or date of disability provided that such date is at least four years following the date of the award. If a participant's employment is terminated within one year following a change of control for any reason other than death, disability, voluntary resignation without good reason, or termination for cause, any remaining forfeiture period shall automatically expire on the date employment is terminated. Notwithstanding the foregoing, the Committee shall have the authority to accelerate the time at which any or all restrictions applying to the Restricted Stock shall lapse.

    DEFERRED STOCK. The 2004 Incentive Plan authorizes the Committee to make deferred stock awards to participants, in lieu of cash compensation for future services, in the form of freely-transferable shares whose delivery is deferred for later distribution in accordance with the participant's election. The most recent distribution election pursuant to a deferred stock award shall be honored by the Company if it was made either more than one year before the date such participant terminated service with the Company for any reason, or more than 90 days before a change in control, as defined in the 2004 Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The anticipated federal income tax consequences relating to the different types of awards under the 2004 Incentive Plan are as described below.

    UPON GRANT OF OPTIONS AND SARs. An optionee will not recognize any taxable income at the time a stock option or related SAR is granted and the Company will not be entitled to a federal income tax deduction at that time.

    UPON EXERCISE OF INCENTIVE STOCK OPTIONS. No ordinary income will be recognized by the holder of an Incentive Stock Option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum" tax at the date of exercise. If the optionee holds the shares for the greater of two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at a time of exercise over the aggregate option price (the bargain purchase element), and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition" will be recognized as capital gain to the holder. The Company will not be entitled to a federal income tax deduction for the capital gain amount.

    UPON EXERCISE OF NON-STATUTORY STOCK OPTIONS. Upon the exercise of a Non-Statutory Stock Option, ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

    RETROACTIVE STOCK APPRECIATION RIGHTS. Upon the exercise of a SAR, the holder will realize ordinary income on the amount of cash received and/or the then current fair market value of the shares of common stock acquired, and the Company will be entitled to a corresponding federal income tax deduction. The holder's basis in any shares of common stock acquired will be equal to the amount of ordinary income which he or she recognized. Upon any subsequent disposition of acquired shares, any gain or loss realized will be a capital gain or loss.

     RESTRICTED STOCK. Unless a participant makes the election described below, a participant receiving a grant of Restricted Stock will not recognize income and the Company will not be allowed a deduction at the time such shares of Restricted Stock are granted. While the restrictions on the shares are in effect, a participant will recognize ordinary income equal to the amount of any dividends received. When the restrictions on the shares are removed or lapse, the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares will be ordinary income to the participant, and will be allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, the gain or loss realized by the participant will be taxable as capital gain or loss. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant's ordinary income will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares. If such election is made and a participant thereafter forfeits his or her stock, no deduction will be allowed for the amount previously included in such participant's income.

     DEFERRED STOCK. A participant will not recognize any taxable income at the time deferred stock is granted, and the Company will not be entitled to a federal income tax deduction at that time. When shares of the Company's common stock are received by the participant in exchange for the deferred stock, the participant will recognize ordinary income equal to the fair market value of the shares received at that time, and the Company will be entitled to a corresponding federal income tax deduction.

NEW PLAN BENEFITS

     Because benefits under the 2004 Incentive Plan will depend on the Committee's exercise of its discretion as administrator, the fair market value of the Company's common stock at various future dates, and (with respect to the annual grants to directors described above) the financial performance of the Company, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the 2004 Incentive Plan is approved by the Shareholders.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Meeting is required for approval of the 2004 Incentive Plan.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
                              "FOR" THIS PROPOSAL.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth information concerning compensation paid to those persons who served as chief executive officer (or in an equivalent capacity) during 2003 and to the other most highly compensated executive officers whose annual salary and bonus earned during 2003 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                             Long-Term
                                                                                           Compensation
                                                  Annual Compensation                         Awards
                               ----------------------------------------------------------  --------------

                                                                           Other Annual        Stock         All Other
          Name and                                                         Compensation       Options      Compensation
     Principal Position           Year       Salary($)      Bonus($)(1)       ($)(2)          (#)(3)          ($)(4)
-----------------------------  ----------  --------------  --------------  --------------  --------------  --------------

Sanford A. Belden                2003       503,758         287,847           5,303          47,754         493,198
President and Chief              2002       485,550         242,775           5,055          52,680         361,997
Executive Officer                2001       468,000         187,200           4,355          59,068         227,487

James A. Wears                   2003       219,988          89,557           4,676          15,114          87,546
President, Banking               2002       188,926          54,900           3,555          17,290          39,008
                                 2001       176,500          52,950           3,822          16,960          36,104

Michael A. Patton                2003       219,988          89,557           3,512          15,114          99,679
President, Financial             2002       188,926          54,900           2,746          17,290          51,271
Services                         2001       176,500          52,950           1,878          16,960          43,164

                                 2003        17,788         430,000               0               0             294
Thomas A. McCullough
President, Pennsylvania
Banking
                                 2003       283,500               0           3,704          13,628          19,158
David J. Elias                   2002       296,827               0           1,823          15,000          15,741
President, Chief Executive       2001       315,000          31,217           2,096          23,628           3,471
Officer and Chief
Investment Officer, Elias
Asset Management, Inc.


    (1) The amounts shown in this column for Messrs. Belden, Wears, and Patton reflect payments under the Company's Management Incentive Plan, an annual cash award plan based on performance and designed to provide incentives for employees. The amount shown in this column for Mr. McCullough reflects payment of a signing bonus to Mr. McCullough in satisfaction of obligations to him under his former employment agreement with Grange. The amount shown in this column for Mr. Elias reflects payments under Mr. Elias's Employment Agreement.

    (2) The amounts disclosed in this column include the reportable value of the personal use of Company-owned vehicles for Messrs. Belden, Wears, Patton, and Elias.

    (3) The numbers of shares underlying options shown in this column have been adjusted to reflect the two-for-one stock split effectuated on April 12, 2004.

    (4) The amounts in this column include: (a) the value of group term life insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Messrs. Belden, Wears, Patton, McCullough, and Elias received $4,357, $922, $1,724, $294, and $1,290 in 2003, respectively; (b)
Company contributions to the Employee Savings and Retirement Plan, a defined contribution plan, amounting to $7,000 for Mr. Belden, $5,404 for Mr. Wears, $6,148 for Mr. Patton, and $5,528 for Mr. Elias in 2003; (c) Company contributions under the Company's Deferred Compensation Plan, amounting to $28,457 for Mr. Belden, $11,966 for Mr. Wears, $11,966 for Mr. Patton, and $12,340 for Mr. Elias in 2003; and (d) the expense associated with supplemental retirement plans, amounting to $453,384 for Mr. Belden, $69,254 for Mr. Wears, and $79,841 for Mr. Patton in 2003. The Company does not maintain any "split-dollar" arrangements for the named executive officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides further information on grants of stock options pursuant to the 1994 Incentive Plan in fiscal year 2003 to the named executives as reflected in the Summary Compensation Table on page 18. All information has been adjusted to reflect the two-for-one stock split effectuated on April 12, 2004.

                                                                                              Potential Realizable Value
                                                                                              at Assumed Annual Rates of
                                         % of Total                                            Stock Price Appreciation
                                           Options                                                 for Option Term
                                         Granted to   Exercise                               ----------------------------
                             Options      Employees   or Base                     Market
                             Granted      in Fiscal    Price       Expiration    Value on
          Name                 (#)          Year       ($/Sh)         Date      Grant Date        5%            10%
--------------------------  -----------  -----------  -----------  ----------  ------------  ------------- --------------

Sanford A. Belden             47,774        5.69%       15.675      1/1/13        15.675        470,953      1,193,486
James A. Wears                15,114        1.80%       15.675      1/1/13        15.675        148,992        377,577
Michael A. Patton             15,114        1.80%       15.675      1/1/13        15.675        148,992        377,577
Thomas A. McCullough           0 (1)           0%            0           0             0              0              0
David J. Elias                13,628        1.62%       15.675      1/1/13        15.675        134,344        340,454


     (1) Does not reflect stock options held by Mr. McCullough as a result of his former employment with Grange, which were converted into options to acquire Company common stock as of November 21, 2003 pursuant to the terms of the Merger Agreement between the Company and Grange.

     Effective January 1, 2003, the Board of Directors issued incentive stock options to Messrs. Belden, Wears, Patton, and Elias at the then current post-split equivalent market price of $15.675 per share. Such options become exercisable over the course of five years, with one-fifth of the options becoming exercisable on January 1, 2004, 2005, 2006, 2007, and 2008.



               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information for the named executive officers, with respect to (i) stock options exercised in fiscal year 2003, (ii) the number of stock options held at the end of fiscal year 2003, and (iii) the value of in-the-money stock options at the end of fiscal year 2003. All information has been adjusted to reflect the two-for-one stock split effectuated on April 12, 2004.

                                                             Number of Unexercised            Value of Unexercised
                                                                    Options                   In-the-Money Options
                                                                at 12/31/03 (#)                at 12/31/03 ($) (1)
                             Shares                       -----------------------------  --------------------------------
                           Acquired on       Value
           Name            Exercise (#)   Realized ($)     Exercisable   Unexercisable     Exercisable    Unexercisable
-------------------------- -------------  --------------  -----------------------------  --------------------------------

Sanford A. Belden           87,016         404,616          4,230         151,294            45,267       1,644,388
James A. Wears              28,280         341,839         45,638          47,416           539,529         513,868
Michael A. Patton           32,400         388,174         40,318          47,416           433,189         513,868
Thomas A. McCullough             0               0         77,028               0         1,606,386         428,975
David J. Elias              12,450          40,840              0          39,806                 0


     (1) Based on the post-split equivalent closing price of the Company's common stock on December 31, 2003 of $24.50 per share.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information about shares of the Company's common stock that may be issued upon the exercise of options, warrants, and rights under the Company's existing equity compensation plans as of December 31, 2003. All information has been adjusted to reflect the two-for-one stock split effectuated on April 12, 2004

                                                                      (b)                            (c)
                                           (a)
                                                               Weighted average        Number of securities remaining
                                 Number of securities to       exercise price of        available for future issuance
                                 be issued upon exercise          outstanding             under equity compensation
                                 of outstanding options,       options, warrants         plans (excluding securities
       Plan Category               warrants and rights            and rights              reflected in column (a))
-----------------------------    -------------------------    --------------------    ----------------------------------

Equity compensation
plans approved by security
holders (1)                            2,423,474 (3)                 $12.76                    1,516,158 (4)

Equity compensation plans
not approved by security
holders (2)                                      N/A                    N/A                              N/A

TOTAL                                      2,423,474                 $12.76                        1,516,158

     (1) Consists of the 1994 Incentive Plan.

     (2) The Company does not maintain any equity compensation plans that were not approved by security holders.

     (3) Consists of options to purchase 2,423,474 shares of common stock issued under the 1994 Incentive Plan.

     (4) Consists of shares available for future issuance under the 1994 Incentive Plan.


                               PENSION PLAN TABLE

                                YEARS OF SERVICE

    Highest Five
    Year Average
  Compensation (1)             15                   20                   25                   30                   35
---------------------  -------------------  -------------------  -------------------  -------------------  -------------------

        100,000              18,980               25,306               31,633               37,959               44,286
        150,000              30,605               40,806               51,008               61,209               71,411
        200,000              42,230               56,306               70,383               84,459               98,536
        250,000              42,230               56,306               70,383               84,459               98,536
        300,000              42,230               56,306               70,383               84,459               98,536
        350,000              42,230               56,306               70,383               84,459               98,536
        400,000              42,230               56,306               70,383               84,459               98,536
        450,000              42,230               56,306               70,383               84,459               98,536
        500,000              42,230               56,306               70,383               84,459               98,536
        550,000              42,230               56,306               70,383               84,459               98,536


     (1) For 2003, the Internal Revenue Code limits the total compensation that may be taken into account in calculating benefits to $200,000.

    The table above sets forth the estimated annual benefits under the formula adopted for post-1988 years of service, payable upon retirement at age 65 in the form of a single life annuity. Benefits are computed based on the average annual compensation for the highest consecutive five years of plan participation. The amounts are not subject to any deduction for Social Security. For purposes of calculating the benefit,
an  employee  may  not  be  credited   with  more  than  35  years  of  service.
Notwithstanding the basic formula, the pension plan also provides specific minimum benefits for participants. The base salary and cash award amounts in the Summary Compensation Table on page 18 reflect the covered compensation under the plan for Messrs. Belden, Wears, Patton, McCullough, and Elias. Messrs. Belden, Wears, and Patton have been credited with 11, 33, and years of service, respectively, under the plan. Mr. McCullough has been credited with 26 years of service under the plan for purposes of eligibility and vesting, and 0 years of service for purposes of benefit calculation. Mr. Elias has been credited with 23 years of service under the plan for purposes of eligibility and vesting, and 4 years of service for purposes of benefit calculation.

    The pension plan maintained by the Company is a noncontributory defined benefit plan which is funded by the Company and administered by a retirement committee which consists of persons appointed by the Board of Directors. The plan covers all employees of the Company who have completed one full year of continuous service. The Company first entered into a nonqualified supplemental retirement plan agreement with Mr. Belden in January 1995 and with Messrs. Wears and Patton in January 2001, and assumed Grange's responsibilities under a nonqualified supplemental retirement plan agreement with Mr. McCullough upon consummation of the merger between the Company and Grange in 2003. As described on pages 24-25, benefits paid to these executive officers under the pension plan serve to partially offset the Company's obligations to them under their respective supplemental retirement plan agreements. The Company does not currently maintain a nonqualified retirement plan for Mr. Elias.

EMPLOYMENT AGREEMENTS
---------------------

     SANFORD A. BELDEN. The Company has an employment agreement with Mr. Belden providing for his employment as the Company's President and Chief Executive Officer until December 31, 2007. The agreement, which was amended as of March 1, 2004, provides that during the period from March 1, 2004 through December 31, 2004, the Company shall pay Mr. Belden a base salary at the annual rate in effect on February 29, 2004, which was $522,648. Mr. Belden's base salary for calendar years after 2004 shall be increased at the same rate as the rate applied by the Company in its merit pool for salary increases to be paid for the applicable calendar year. The agreement may be terminated by the Board for cause at any time, and shall terminate upon Mr. Belden's death, or disability. If Mr. Belden's employment is terminated by the Company prior to December 31, 2007 for reasons other than cause, death or disability, Mr. Belden will be entitled to severance pay equal to the greater of (i) the sum of Mr. Belden's annual base salary at the time of the termination and the most recent payment to Mr. Belden under the Company's Management Incentive Plan, or (ii) amounts of base salary and expected Management Incentive Plan payments that otherwise would have been payable to Mr. Belden through the unexpired term of his employment (provided that in the event that Mr. Belden's involuntary termination without cause occurs under circumstances entitling him to the change in control benefits described in the following paragraph, the foregoing severance pay shall be reduced by the consulting fee payments to be made to Mr. Belden as described below). In addition, Mr. Belden will be permitted to dispose of any restricted stock previously granted to him, all of his stock options will become fully exercisable, and the Company will cover Mr. Belden and his eligible dependents under all benefit plans and programs available to its retired employees. In the event Mr. Belden voluntarily retires prior to December 31, 2007 (other than in connection with a change in control as described below), or in the event Mr. Belden remains employed pursuant to his agreement through December 31, 2007 and retires on that date, the Company will enter into a separate consulting agreement with him, pursuant to which the Company will retain him as a consultant for a period of 36 months at a compensation rate of $4,000 per month.

     If Mr. Belden's employment is terminated for reasons other than cause, death, or disability within two years following a change of control, or if Mr. Belden voluntarily resigns during this period based upon an involuntary and material adverse change in his title, duties, responsibilities, working conditions, total remuneration, or the geographic location of his assignment, the Company will retain him as a consultant for three years at an annual consulting fee equal to his base salary plus the award to Mr. Belden under the Management Incentive Plan for the year immediately preceding the change in control, will reimburse him for any loss incurred on the sale of his home, will permit him to dispose of any restricted stock previously granted to him, and all of his stock options will become fully exercisable. As an alternative to retaining Mr. Belden as a consultant for a three-year period following a change of control, the Board of Directors may elect, in its sole discretion, to pay all benefits due to Mr. Belden in a single lump sum payment within 90 days following the change of control and Mr. Belden's termination of employment. The agreement provides that the amount of any lump sum change in control payment made to Mr. Belden will be "grossed up" to hold Mr. Belden harmless from all income and excise tax liability attributable to the payment.

    JAMES A. WEARS. The Company has an employment agreement with Mr. Wears providing for his continued employment until December 31, 2007. The agreement provides for severance pay, in the event of a termination for reasons other than cause, death, or disability, equal to the greater of (i) the sum of Mr. Wears's annual base salary at the time of termination and the most recent payment to him under the Company's Management Incentive Plan, or (ii) amounts of base salary and expected Management Incentive Plan payments payable to Mr. Wears through the unexpired term of his employment. In addition, if the agreement is not renewed at the end of its term (other than by reason of Mr. Wears's refusal to negotiate or rejection of a bona fide offer from the Company), Mr. Wears is entitled to severance pay equal to 175% of the sum of his then current base salary plus the most recent payment to him under the Management Incentive Plan.

    If Mr. Wears's employment is terminated for reasons other than cause, death, or disability within two years following a change of control, or if Mr. Wears voluntarily resigns during this period based upon an involuntary and material adverse change in his title, duties, responsibilities, working conditions, total remuneration, or the geographic location of his assignment, the Company will retain him as a consultant for three years at an annual consulting fee equal to his base salary plus the award to Mr. Wears under the Management Incentive Plan for the year immediately preceding the change in control, will permit him to dispose of any restricted stock previously granted to him, and all of his stock options will become fully exercisable. As an alternative to paying change of control benefits to Mr. Wears over a three-year period, the Board of Directors may elect, in its sole discretion, to pay all benefits due to Mr. Wears in a single lump sum payment within 90 days following the change of control and Mr. Wears's termination of employment. In such event, the amount of the lump sum payment will be increased to hold Mr. Wears harmless from all income and excise tax liability attributable to the lump sum payment.

    MICHAEL A. PATTON. The Company has an employment agreement with Mr. Patton providing for his continued employment until December 31, 2007. The agreement provides for severance pay, in the event of a termination for reasons other than cause, death, or disability, equal to the greater of (i) the sum of Mr. Patton's annual base salary at the time of termination and the most recent payment to him under the Company's Management Incentive Plan, or (ii) amounts of base salary and expected Management Incentive Plan payments payable to Mr. Patton through the unexpired term of his employment. If Mr. Patton's employment is terminated for reasons other than cause, death, or disability within two years following a change of control, or if Mr. Patton voluntarily resigns during this period based upon an involuntary and material adverse change in his title, duties, responsibilities, working conditions, total remuneration, or the geographic location of his assignment, the Company will retain him as a consultant for three years at an annual consulting fee equal to his base salary plus the award to Mr. Patton under the Management Incentive Plan for the year immediately preceding the change in control, will permit him to dispose of any restricted stock previously granted to him, and all of his stock options will become fully exercisable. As an alternative to paying change of control benefits to Mr. Patton over a three-year period, the Board of Directors may elect, in its sole discretion, to pay all benefits due to Mr. Patton in a single lump sum payment within 90 days following the change of control and Mr. Patton's termination of employment. In such event, the amount of the lump sum payment will be increased to hold Mr. Patton harmless from all income and excise tax liability attributable to the lump sum payment.

    THOMAS A. MCCULLOUGH. The Company has an agreement with Mr. McCullough providing for his employment as President, Pennsylvania Banking for the Company until December 31, 2007. The agreement provides that during the period from November 21, 2003 through December 31, 2004, the

Company shall pay Mr. McCullough a base salary at an annual rate of at least $185,000. Mr. McCullough's base salary for calendar years after 2004 shall be adjusted in accordance with the Company's regular payroll practices for executive employees. Mr. McCullough is also entitled to an incentive compensation payment, pursuant to the Management Incentive Plan, of at least $45,000 per year for 2003 and 2004 (prorated for 2003 based on the number of weeks served). In addition, Mr. McCullough received a $430,000 signing bonus for 2003 in satisfaction of obligations to him under his former employment agreement with Grange.

    The Company's agreement with Mr. McCullough may be terminated by the Board for cause at any time, and shall terminate upon Mr. McCullough's death or disability. If Mr. McCullough's employment is terminated by the Company prior to December 31, 2007 for reasons other than cause, death, or disability, or if Mr. McCullough is involuntarily replaced as President, Pennsylvania Banking prior to such date for reasons other than cause, Mr. McCullough will be entitled to severance pay equal to the greater of (i) the sum of his annual base salary at the time of termination and the most recent payment to him under the Company's Management Incentive Plan or (ii) amounts of base salary and expected Management Incentive Plan payments that otherwise would have been payable to him through the unexpired term of his employment agreement (provided that in the event that Mr. McCullough's involuntary termination without cause occurs under circumstances entitling him to the change in control benefits described in the following paragraph, the foregoing severance pay shall be reduced by the consulting fee payments to be made to Mr. McCullough as described below). In addition, Mr. McCullough will be entitled to dispose of any restricted stock previously granted to him, all of his stock options will become fully exercisable, and the Company will cover Mr. McCullough and his eligible dependents under all benefit plans and programs available to its retired employees. In the event that Mr. McCullough's agreement is not renewed at the end of its term for reasons other than cause, Mr. McCullough is entitled to a severance benefit equal to 175% of his annual base salary in effect at the time of expiration of the agreement, plus the most recent payment to him under the Management Incentive Plan.

     If Mr. McCullough's employment is terminated for reasons other than cause, death, or disability within two years following a change of control, or if Mr. McCullough voluntarily resigns during this period based upon an involuntary and material adverse change in his title, duties, responsibilities, working conditions, total remuneration, or the geographic location of his assignment, the Company will retain him as a consultant for three years at an annual consulting fee equal to his base salary plus the award to Mr. McCullough under the Management Incentive Plan for the year immediately preceding the change in control, will permit him to dispose of any restricted stock previously granted to him, and all of his stock options will become fully exercisable. As an alternative to paying change of control benefits to Mr. McCullough over a three-year period, the Board of Directors may elect, in its sole discretion, to pay all benefits due to Mr. McCullough in a single lump sum payment within 90 days following the change of control and Mr. McCullough's termination of employment. In such event, the amount of the lump sum payment will be increased to hold Mr. McCullough harmless from all income and excise tax liability attributable to the lump sum payment.

    DAVID J. ELIAS. The Bank has an agreement with Mr. Elias and Elias Asset Management, Inc., a wholly-owned subsidiary of the Bank ("EAM"), providing for Mr. Elias's employment as EAM's president, chief executive officer and chief investment officer until April 3, 2007. The agreement requires that Mr. Elias perform his duties to the best of his abilities and devote his full working time and attention to the business and affairs of EAM. In addition to his base salary, Mr. Elias is entitled to an annual incentive bonus based upon a percentage of EAM's annual adjusted net income, calculated pursuant to a formula set forth in the agreement. The agreement may be terminated by EAM for "cause" (as defined in the agreement) at any time. If Mr. Elias's employment is terminated by EAM without cause, or if Mr. Elias terminates his employment for "good reason" (as defined in the agreement), EAM must, at its option, either (i) pay Mr. Elias a severance benefit equal to the base salary and estimated incentive bonuses that he would otherwise have received during the remaining term of the agreement, or (ii) unconditionally release Mr. Elias from post-termination non-compete provisions that would otherwise apply under the terms of the agreement. The agreement provides that if Mr. Elias's employment is terminated within two years following a change of control, EAM shall pay him, in a lump sum as soon as practicable following termination,
2.9 times his base salary in effect at the time of termination plus 2.9 times his annual incentive bonus earned during the term of the agreement; provide him with fringe benefits, or the cash equivalent of such benefits, for a period of 24 months following termination; and treat as immediately vested and exercisable all unexpired stock options.

SUPPLEMENTAL RETIREMENT PLAN AGREEMENTS
---------------------------------------

     The Company has Supplemental Retirement Plan Agreements with Messrs. Belden, Wears, Patton, and Mr. McCullough.

     SANFORD A. BELDEN. Under Mr. Belden's Supplemental Retirement Plan Agreement, the Company must provide Mr. Belden with an annual supplemental retirement benefit equal to the product of (i) 5% times Mr. Belden's number of years of service, considering only the first ten years of service, plus 2% times Mr. Belden's number of years of service in excess of ten years, times (ii) his final average salary and cash incentive payment. Unless Mr. Belden voluntarily terminates his employment prior to July 1, 2006, the amount of Mr. Belden's annual supplemental retirement benefits shall not be less than what would be calculated if he remained employed pursuant to his employment agreement through December 31, 2007 and received the base salary, including increases, and Management Incentive Plan payments (assuming a minimum incentive payment equal to 50% of base salary under the Company's Management Incentive Plan) contemplated by the employment agreement. The supplemental retirement benefit is reduced by the benefit payable under the Company's pension plan, 50% of Mr. Belden's Social Security benefit, and Company contributions on Mr. Belden's behalf and earnings attributable thereto under the Company's 401(k) Employee Stock Ownership Plan and Deferred Compensation Plan for Certain Executive Employees. The supplemental retirement benefit is payable upon the later of Mr. Belden's cessation of employment with the Company or his receipt of the final payment due under his employment agreement, generally in the form of an actuarially reduced joint and 100% survivor benefit. Benefits payable in another form are subject to the same actuarial adjustments as benefits under the Company's pension plan.

     Notwithstanding the foregoing, if Mr. Belden's employment is terminated for reasons other than cause, death or disability within two years following a change of control, or if Mr. Belden voluntarily resigns during this period based upon an involuntary and material adverse change in his title, duties, responsibilities, working conditions, total remuneration, or the geographic location of his assignment, the Company must (for purposes of determining his supplemental retirement benefit described above) (i) credit Mr. Belden with additional years of service equal to the greater of three years of service or the years of service he is retained as a consultant under the terms of his employment agreement, (ii) credit Mr. Belden with two additional years of service, and (iii) determine Mr. Belden's final five year average compensation as described above by considering the years he is retained as a consultant under the terms of the employment agreement as service that precedes his termination and considering amounts paid to him during that period as salary and cash incentive payments. If the Board of Directors elects to pay Mr. Belden's change in control benefit under his employment agreement in a lump sum, the Company will pay his supplemental retirement benefit in an actuarial equivalent single lump sum payment within 90 days following the change of control and his termination of employment. The amount of any lump sum change in control payment made to Mr. Belden will be "grossed up" to hold Mr. Belden harmless from all income and excise tax liability attributable to the payment.

    JAMES A. WEARS AND MICHAEL A. PATTON. Under the Supplemental Retirement Plan Agreements for Mr. Wears and Mr. Patton, the Company shall pay the employee an annual supplemental retirement benefit equal to the excess (if any) of (i) the annual benefit that the employee would have earned pursuant to the Company's pension plan if (a) 100% of the employee's annual compensation that is disregarded for pension plan purposes solely because of the limit imposed by Internal Revenue Code Section 401(a)(17) is added to the amount of the employee's annual compensation actually taken into account pursuant to the pension plan and (b) Internal Revenue Code Section 415 is disregarded, minus
(ii) the annual benefit actually payable to the employee pursuant to the pension plan. The benefit described in the preceding sentence is payable in the form of an actuarially reduced joint and 50% survivor benefit, provided that benefits payable in another form are subject to the same actuarial adjustments as benefits under the Company's pension plan.

     THOMAS A. MCCULLOUGH. Under Mr. McCullough's Supplemental Retirement Plan Agreement, which was assumed by the Company upon consummation of the merger between the Company and Grange, if Mr. McCullough retires on or after his 62nd birthday, the Company must provide him with an annual supplemental retirement benefit equal to 85% of his average compensation during the last five years of his employment reduced by the benefit payable under the Company's pension plan, 50% of his Social Security benefit, and Company contributions on Mr. McCullough's behalf and earnings attributable thereto under the Company's 401(k) Employee Stock Ownership Plan and Deferred Compensation Plan for Certain Executive Employees. The supplemental retirement benefit is payable over the course of 180 months beginning on the first day of the month following the later of Mr. McCullough's 62nd birthday or the cessation of his employment with the Company. If Mr. McCullough's employment is terminated before his 62nd birthday, the Company must provide him with an early retirement benefit equal to the liability accrued on the Company's books for its obligations for the normal retirement benefit described above. This amount shall be amortized and paid over a 180 month period beginning the first day of the month following Mr. McCullough's termination.

     Notwithstanding the foregoing, if Mr. McCullough's employment is terminated for reasons other than cause, death, disability, or after he attains the age of 62, in each case following a change of control, the Company must provide him with a change of control payment equal to 85% of his average compensation during the last five years of his employment reduced by the benefit payable under the Company's pension plan, 50% of his Social Security benefit, and Company contributions on Mr. McCullough's behalf and earnings attributable thereto under the Company's 401(k) Employee Stock Ownership Plan and Deferred Compensation Plan for Certain Executive Employees. However, if this change of control payment would cause the sum of other payments to Mr. McCullough from the Company and the change of control benefits to constitute a "parachute payment" as defined by the Internal Revenue Code, the Company shall pay a change of control benefit equal to the liability accrued on the Company's books for its obligations for the normal retirement benefit described above, amortized over 180 months. If Mr. McCullough dies while an active employee of the Company, the Company must pay his beneficiaries as follows: For the first year following death, 100% of his total compensation, for each of the second through fifth years following death, 75% of his total compensation, and for each of the sixth through fifteenth years following death, 50% of his total compensation.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

    The Company has adopted a multi-faceted approach towards compensating all of its employees, including senior management. The underlying philosophy and description of major components of the total compensation program are described below.

PHILOSOPHY
----------

    The total compensation program is intended to align compensation with business objectives and enable the Company to attract and retain individuals who are contributing to the long-term success of the Company. Towards this end:

         THE COMPANY PAYS COMPETITIVELY. The Company regularly compares its cash, equity and benefits based compensation practices with those of other companies of similar size, operating in similar geographic market areas, many of which are represented in the stock performance graph included on page 29, and establishes compensation parameters based on that review.

         THE COMPANY ENCOURAGES TEAMWORK. The Company recognizes that its long-term success results from the coordinated efforts of employees working towards common, well established objectives. While individual accomplishments are encouraged and rewarded, the performance of the Company is a determining factor in total compensation opportunities.

         THE COMPANY STRIVES FOR FAIRNESS IN THE ADMINISTRATION OF PAY. The Company strives to ensure that compensation levels accurately reflect the level of accountability that each individual has within the Company; employees are informed of the total compensation program; decisions made regarding individual performance which affect compensation matters are based upon an objective assessment of performance; and all employees have equal access to positions within the Company which provide for increased levels of total compensation.

    The process of assessing performance involves the following:

         1. Prior to the beginning of each fiscal year, the Chief Executive Officer establishes and distributes written goals, which must be approved by the full Board. Those goals include specific financial targets relative to earnings and asset quality. The Company strives to achieve financial results which are in the upper third of the results published by its peer group.

         2. Individuals at each successive level of management establish written goals, which must be approved by their respective managers.

         3. All goals are reviewed on an ongoing basis to ensure that the Company is responding to changes in the marketplace and economic climate, and that accomplishment of retained goals is ensured.

         4. At the end of the fiscal year, performance is evaluated against goals and other key position responsibilities. Such evaluations affect decisions on salary, cash incentive, and stock option matters.

COMPENSATION PROGRAMS
---------------------

    The Company defines itself as a super-community bank which provides products of a more comprehensive and advanced nature than those offered by smaller institutions, while simultaneously providing a level of service which exceeds the service quality delivered by larger regional and money center organizations. The delivery of those products and services, in ways that enhance Shareholder value, requires that the Company attract key people, promote teamwork, and reward results. In furtherance of those requirements, the Company maintains the following compensation programs.

         CASH-BASED COMPENSATION
         -----------------------

                  SALARY. The Company sets base salaries for employees by reviewing the total cash compensation opportunities for competitive positions in the market. In order to more closely align employee compensation to the Company's performance, the Company uses a combination of competitive base salaries and performance incentive opportunities to provide for total compensation that may exceed those in comparable companies which do not generate comparable financial results.

                  MANAGEMENT INCENTIVE PLAN. The Company maintains an annual incentive plan in which 26% of its employees participate. The Company's performance to targeted asset quality, growth in earnings per share, and CAMELS rating, which targets are approved by the Board, triggers the payment of cash awards for all employees in this group. Award levels, which amount to a percentage of salary, have been established for different organizational levels within the Company. For Mr. Belden, 100% of his award is determined by the Company's performance relative to the financial targets described above. For Messrs. Wears, Patton, and McCullough (subject to the terms of his employment agreement described on pages 22-23), 80% of their respective award opportunities reflect the Company's performance relative to the financial targets, and 20% of their respective award opportunities reflect performance to other quantitative and qualitative goals specific to their areas of responsibility. 100% of Mr. Elias's award opportunity reflects the performance of Elias Asset Management, Inc. relative to certain financial targets as provided in his employment agreement.

         EQUITY-BASED COMPENSATION
         -------------------------

                  STOCK OPTION PROGRAM. The purpose of this program is to provide additional incentives to employees to work to maximize Shareholder value. The option program serves as an effective tool in recruiting key individuals and utilizes vesting periods to encourage these individuals to continue in the employ of the Company. The Board frequently awards options in years during which the Company has achieved its financial targets. The number of stock options issued generally reflects a percentage of salary; and various percentages have been established for different organizational levels within the Company.

                  RESTRICTED STOCK. The Company has, on occasion, issued limited amounts of restricted stock to individuals to support a variety of business objectives. Examples include: performance unit shares have been issued in start-up and turnaround assignments, with vesting schedules tied to specific performance criteria; and restricted shares have been issued to newly promoted and hired individuals who received initial stock option awards with no in-the-money exercisable value.

    The Company believes that the use of equity-based compensation such as stock options and restricted stock is important in that it aligns the interests of key personnel with those of the Shareholders. In particular, when personnel receive equity-based compensation, their overall compensation is enhanced when the market price of the Company's common stock increases and is adversely affected when the market price of the Company's common stock decreases.

CEO COMPENSATION
----------------

    In December 2003, the full Board formally reviewed Mr. Belden's performance for fiscal year 2003, his eleventh full year as the Company's President and CEO. Having determined that the Company's level of performance relative to the majority of its previously approved annual and long-term financial targets had been surpassed, the Board, operating under the terms of the Management Incentive Plan disclosed in this Report, authorized the payment of Mr. Belden's cash award for 2003, which amounted to $287,847. Mr. Belden's $503,758 base salary level for 2003 is well supported by competitive wage survey data, and the increase over his 2002 base salary level is well supported by the Company's strategic accomplishments and financial performance during the 2002 evaluation period.

    The foregoing report has been provided by William N. Sloan (Chair), Brian R. Ace, Lee T. Hirschey, David C. Patterson, and Peter A. Sabia, members of the Compensation Committee. The Board has determined that each of the Compensation Committee's members is "independent" as defined by the New York Stock Exchange Rules. The Compensation Committee has adopted a written charter setting forth its composition and responsibilities, a copy of which is available at the Company's website at www.communitybankna.com.

STOCK PERFORMANCE GRAPH
-----------------------

    The following graph compares cumulative total Shareholder returns on the Company's common stock over the last five fiscal years to the Russell 2000 Index (of which the Company became a member during 2003), the Standard & Poor's Small Capitalization Bank Stocks Index, and the Nasdaq Bank Stocks Index. Total return values were calculated as of December 31 of each indicated year assuming $100 investment on December 31, 1998 and reinvestment of dividends. Based on the evolution of the Company over the past several years, the Company believes that the Standard & Poor's Small Capitalization Bank Stocks Index provides a more meaningful comparison to the performance of the Company's stock than does the Nasdaq Bank Stocks Index. Accordingly, the Company intends to discontinue use of the Nasdaq Bank Stocks Index in the performance graph beginning next year.

                [Graphic Depiction of the Values Set Forth Below]

                                           1998     1999     2000     2001     2002     2003
                                          ------   ------   ------   ------   ------   ------
Community Bank System, Inc.               100.00    82.17    91.64   101.00   125.17   200.52
Russell 2000 Index                        100.00   121.11   108.48   106.45    99.02   107.14
S&P Small Cap. Commercial Bank Index      100.00    88.19   110.08   111.45   110.36   114.65
Nasdaq Bank Index                         100.00    94.28   105.12   107.52   107.39   112.01

                             AUDIT COMMITTEE REPORT

    In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Appendix B, the Bank's Audit/Compliance/Risk Management Committee (which also serves as the Company's Audit Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and the Bank. The Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company's and the Bank's accounting, financial, and compliance controls, and investigates and makes recommendations to the Board regarding the appointment of independent auditors.

    The Audit/Compliance/Risk Management Committee is comprised of four directors, each of whom the Board has determined to be "independent" as defined by the Sarbanes-Oxley Act and the New York Stock Exchange Rules. Committee members may not serve simultaneously on the audit committees of more than two other public companies without approval of the full Board. To date, no such approval has been granted.

    The Board has determined that none of the members of the Audit/Compliance/Risk Management Committee meet the definition of "audit committee financial expert" as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit/Compliance/Risk Management Committee receives directly or has access to extensive information from reviews and examinations by the Company's internal auditor, independent auditor and the various banking regulatory agencies having jurisdiction over the Company and its subsidiaries. The Company has not retained an audit committee financial expert to serve on its Board and the Audit/Compliance/Risk Management Committee because the Board believes that the present members of the Committee have sufficient knowledge and experience in financial affairs to effectively perform their duties.

    In discharging its oversight responsibility as to the audit process, the Audit/Compliance/Risk Management Committee obtained from the Company's independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

    The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also reviewed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended December 31, 2003.

    Based on the above-mentioned reviews and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

    The foregoing report has been provided by William M. Dempsey  (Chair),  John
M.  Burgess,   Lee  T.   Hirschey,   and  William  N.  Sloan,   members  of  the
Audit/Compliance/Risk Management Committee.

                                   AUDIT FEES

     The following table sets forth the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2003 and 2002.

                                                  2003          2002
                                                  ----          ----

                Audit Fees                      $200,000      $191,500
                Audit Related Fees (1)           103,645       115,420
                Tax Fees (2)                     336,901       304,350
                All Other Fees (3)                 5,000         1,700

-----------------------------
(1) For 2003, includes audit of the Company's pension plan, internal audit assistance, and internal control reviews. For 2002, includes audit of the Company's pension plan, internal audit assistance, separate audits of two of the Bank's subsidiaries, and acquisition assistance.

(2) For 2003 and 2002, includes consulting services in connection with preparation of Company and subsidiary tax returns, routine tax advice, actuarial and benefit consulting, and acquisition tax consulting.

(3) For 2003, includes loan participation/preferred funding consultation. For 2002, includes miscellaneous consulting services.

    Pursuant to the Audit Committee Charter, the Company is required to obtain pre-approval by the Audit/Compliance/Risk Management Committee for all audit and permissible non-audit services obtained from its independent auditors to the extent required by applicable law. In accordance with this pre-approval policy, the Audit/Compliance/Risk Management Committee pre-approved 100% of the Audit Fees, 100% of the Audit Related Fees, 100% of the Tax Consulting Fees, and 100% of the "All Other" Fees for fiscal 2003. None of the fiscal 2002 fees were pre-approved because the pre-approval policy did not exist during fiscal 2002.

                          TRANSACTIONS WITH MANAGEMENT

    Some of the directors and executive officers of the Company and the Bank (and the members of their immediate families and corporations, organizations, trusts, and estates with which these individuals are associated) are indebted to the Bank. However, all such loans were made in the ordinary course of business, do not involve more than the normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons. No such loan is nonperforming at present. The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with the Company's executive officers and directors and their associates on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.

    Outside of these normal customer relationships, none of the directors or executive officers of the Company or the Bank and no 5% Shareholders of the Company (or members of the immediate families of any of the above or any corporations, organizations, or trusts with which such persons are associated) maintains any significant business or personal relationship with the Company or the Bank, other than as arises by virtue of his ownership interest in the Company or his position with the Company or the Bank. The law firms of (i) Franklin & Gabriel, owned by Director Gabriel, provided legal services to the Bank's operations in its Finger Lakes Markets, (ii) DiCerbo and Palumbo, of which Director DiCerbo is a partner, provided legal services to the Bank's operations in its Southern Region Markets, and (iii) Cantwell & Cantwell, owned by Director Cantwell, provided legal services to the Bank's operations in its Northern Region Markets. For services rendered during 2003 and for related out-of-pocket disbursements, DiCerbo and Palumbo received $187,655 from the Bank, Franklin and Gabriel received $38,394 from the Bank, and Cantwell & Cantwell received $66,749 from the Bank.

    Pursuant to the terms of its written charter, the Audit/Compliance/Risk Management Committee is responsible for reviewing and approving all related-party transactions involving the Company or the Bank. Consistent with this responsibility, the Committee has reviewed and approved the foregoing relationships as being consistent with the best interests of the Company and the Bank.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it and written representations of Reporting Persons with respect to the fiscal year ended December 31, 2003, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2003.

                              SHAREHOLDER PROPOSALS

    If Shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company's Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 2005 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by December 15, 2004. Such Shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.

                              INDEPENDENT AUDITORS

    PricewaterhouseCoopers LLP, Independent Certified Public Accountants, were retained by the Company at the direction of the Board of Directors. The independent auditors have audited the financial statements of the Company for the fiscal year ended December 31, 2003 and performed such other nonaudit services as the Board requested.

    A representative of PricewaterhouseCoopers LLP will be present at the Meeting. This representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from Shareholders.

                                  OTHER MATTERS

    The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the Proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

Date:  April 15, 2004               By Order of the Board of Directors

                                    /s/ Donna J. Drengel
                                    Donna J. Drengel
                                    Secretary

                                                                      APPENDIX A


                           COMMUNITY BANK SYSTEM, INC.

                  2004 LONG-TERM INCENTIVE COMPENSATION PROGRAM
                  ---------------------------------------------

         1. PREAMBLE. Effective as of July 1, 1984, the Board of Directors of Community Bank System, Inc. adopted the Community Bank System, Inc. Long Term Incentive Compensation Program ("1984 Program"). The 1984 Program provided for the granting of incentive stock options, non-statutory stock options, retroactive stock appreciation rights, and restricted stock awards. The 1984 Program also provided that no option could be granted under that program after June 30, 1994. The 1984 Program was replaced with the Community Bank System, Inc. 1994 Long-Term Incentive Compensation Program which became effective July 1, 1994.

         This document sets forth the terms of the Community Bank System, Inc. 2004 Long Term Compensation Program ("2004 Program"), which shall become effective as of July 1, 2004, contingent upon the approval of the 2004 Program by the shareholders of Community Bank System, Inc. Options and other rights described in this 2004 Program document shall be granted after June 30, 2004 in accordance with the terms of this 2004 Program document.

         2. PURPOSE. The purpose of the 2004 Program is to promote the interests of the Bank by providing current and future directors, officers, key employees and advisors with an equity or equity-based interest in the Bank, so that the interests of such directors, officers, employees and advisors will be closely associated with the interest of shareholders by reinforcing the relationship between shareholder gains and compensation.

         3. ELIGIBILITY. Directors and officers of the Bank or its Subsidiaries, key employees of the Bank or its Subsidiaries, and Advisors to the Board of Directors shall be eligible to participate in the 2004 Program. Employee participants shall be selected by the Committee based upon such factors as the employee's past and potential contributions to the success, profitability, and growth of the Bank.

         4. DEFINITIONS. As used in this 2004 Program,

            (a) "Advisor" shall mean any natural person who is engaged to render bona fide consulting or advisory services to the Board of Directors, other than a person who provides such services in connection with the offer or sale of securities in a capital-raising transaction.

            (b)  "Bank" shall mean Community Bank System, Inc.

            (c) "Board of Directors" shall mean the Board of Directors of the Bank.

            (d) "Committee" shall mean the committee appointed by the Board of Directors to administer the 2004 Program in accordance with Paragraph 16.

            (e) "Common Stock" shall mean the Common Stock, no par value, of the Bank.

            (f) "Deferred Stock Award" shall mean an award of Common Stock to an Eligible Employee, Director or Advisor that is subject to the restrictions described in Paragraph 11.

            (g)  "Director" shall mean a member of the Board of Directors.

            (h) "Eligible Employees" shall mean persons treated by the Bank for payroll and employment tax purposes as common law employees of the Bank and described in Paragraph 3.

            (i) "Incentive Stock Option" shall mean the right granted to an Eligible Employee to purchase Common Stock under this 2004 Program, the grant, exercise and disposition of which are intended to comply with, and to be governed by, Internal Revenue Code Section 422.

            (j) "Market Value per Share" shall mean, at any date, the fair market value per share of the shares of Common Stock, as described in good faith by the Committee.

            (k) "Non-Statutory Stock Option" shall mean the right granted to an Eligible Employee, Director or Advisor to purchase Common Stock under this 2004 Program, the grant, exercise and disposition of which are not intended to be subject to the requirements and limitations of Internal Revenue Code Section 422.

            (l) "Optionee" shall mean the Eligible Employee, Director or Advisor to whom an Option Right is granted pursuant to an agreement evidencing an outstanding Incentive Stock Option or Non-Statutory Stock Option.

            (m) "Option Right" shall mean the right to purchase a share of Common Stock upon exercise of an outstanding Incentive Stock Option or Non-Statutory Stock Option.

            (n) "Restricted Stock Award" shall mean an award of Common Stock to an Eligible Employee or Advisor that is subject to the restrictions described in Paragraph 10 and subject to tax under Internal Revenue Code Section 83.

            (o) "Retroactive Stock Appreciation Rights" shall mean an Eligible Employee's right to receive payments described in Paragraph 9.

            (p) "Subsidiary" shall mean any corporation in which (at the time of determination) the Bank owns or controls, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock issued by the corporation.

         5. SHARES AVAILABLE UNDER THE 2004 PROGRAM.

            (a) The shares of Common Stock which may be made the subject of Option Rights, Restricted Stock Awards or Deferred Stock Awards pursuant to this 2004 Program may be either (i) shares of original issue, (ii) treasury shares, (iii) shares held in a grantor trust maintained by the Bank, or (iv) a combination of the foregoing.

            (b) Subject to adjustments in accordance with Paragraph 13 of this 2004 Program, the maximum number of shares of Common Stock that may be the subject of Option Rights, Retroactive Stock Appreciation Rights, Restricted Stock Awards or Deferred Stock Awards granted pursuant to this 2004 Program shall be 4,000,000 shares of Common Stock which are made available by virtue of this 2004 Program.

         6. GRANTS OF OPTION RIGHTS GENERALLY. The Committee, or the full Board of Directors, may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Option Rights to Directors, Eligible Employees or Advisors. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

            (a) Each grant shall specify whether it is intended as a grant of Incentive Stock Options or Non-Statutory Stock Options.

            (b) Each grant shall specify the number of shares of Common Stock to which it pertains.

            (c) Each grant shall specify an option price not less than 50 percent of the Market Value per Share on the date the Option Right is granted.

            (d) Successive grants may be made to the same Optionee whether or not any Option Rights previously granted to such Optionee remain unexercised.

            (e) Upon exercise of an Option Right, the entire option price shall be payable (i) in cash, (ii) by the transfer to the Bank by the Optionee of shares of Common Stock with a value (Market Value per Share times the number of shares) equal to the total option price, (iii) by a combination of such methods of payment described in (i) and (ii) above, or (iv) any other lawful means of payment acceptable to the Committee. Payment may not be made with Common Stock issued to the Optionee by the Bank upon his or her prior exercise of an incentive stock option under this 2004 Program or any other option plan unless the Common Stock received upon that prior exercise shall have been held by the Optionee for at least one year.

            (f) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Bank by any officer designated by the Committee for this purpose and delivered to and accepted by the Optionee and shall contain such terms and provisions, consistent with this 2004 Program, as the Committee may approve.

            (g) As soon as practicable after each January 1, each non-employee member of the Board of Directors (or of the board of directors of a Subsidiary whom the Board of Directors has specifically selected, in a written resolution, for participation in this 2004 Program) who has (i) attended at least 75 percent of the Board of Directors or Board committee meetings he or she was scheduled to attend during the immediately preceding calendar year, (ii) served as a director of the Bank or a Subsidiary on the last day of such calendar year, and (iii) completed at least six months of service on the Board of Directors (or on the board of directors of a Subsidiary) shall be granted a Non-Statutory Stock Option, provided that the first such annual grant of a Non-Statutory Stock Option to an individual director shall be to purchase 2,320 shares of Common Stock, and each subsequent annual grant of a Non-Statutory Stock Option to the director shall be to purchase 4,000 shares of Common Stock. Notwithstanding the foregoing, to the extent that the Committee determines that grants may be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), each Non-Statutory Stock Option granted pursuant to the preceding sentence shall relate to a number of shares of Common Stock which shall be determined based on the financial performance of the Bank. Such financial performance of the Bank shall be determined based on factors including but not limited to the Bank's return on assets, measures of the Bank's asset quality, the growth in the Bank's earnings per share, and the Bank's CAMELS rating. Each Non-Statutory Stock Option granted pursuant to this paragraph shall be granted at an option price per share equal to the Market Value per Share on the date of grant and shall be fully exercisable upon its date of grant, provided that shares of Common Stock acquired pursuant to the exercise of such a Non-Statutory Stock Option may not be sold or otherwise transferred by a director within six months of such grant.

         7. SPECIAL RULES FOR GRANTS OF INCENTIVE STOCK OPTIONS.

            (a) Notwithstanding Paragraph 6(c), the option price per share of an Incentive Stock Option shall not be less than 100 percent of the Market Value per Share on the date of the grant of the option; provided, however, that, if an Incentive Stock Option is granted to any Eligible Employee who, immediately after such option is granted, is considered to own stock possessing more than ten percent of the combined voting power of all classes of stock of the Bank, or any of its subsidiaries, the option price per share shall be not less than 110 percent of the Market Value per Share on the date of the grant of the option, and such option may be exercised only within five years of the date of the grant.

            (b) The period of each Incentive Stock Option by its terms shall be not more than ten years from the date the option is granted as specified by the Committee.

            (c) The Committee shall establish the time or times within the option period when the Incentive Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, except that Incentive Stock Options shall not be exercisable earlier than one year, nor later than ten years, following the date the option is granted. The date of grant of each Option Right shall be the date of its authorization by the Committee.

            (d) Except as provided in Paragraph 14, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee's termination of employment due to any cause, including death or retirement, rights to exercise Incentive Stock Options shall cease, except for those which are exercisable as of the date of termination, and (ii) rights that are exercisable as of the date of termination shall remain exercisable for a period of three months following a termination of employment for any cause other than death or disability, and for a period of one year following a termination due to death or disability. However, no Incentive Stock Option shall, in any event, be exercised after the expiration of ten years from the date such option is granted, or such earlier date as may be specified in the option.

            (e) No Incentive Stock Options shall be granted hereunder to any Optionee that would allow the aggregate fair market value (determined at the time the option is granted) of the stock subject of all post-1986 incentive stock options, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000. The term "post-1986 incentive stock options" shall mean all rights, which are intended to be "incentive stock options" under the Internal Revenue Code, granted on or after January 1, 1987 under any stock option plan of the Bank or its Subsidiaries. If the Bank shall ever be deemed to have a "parent", as such term is used for purposes of Section 422 of the Internal Revenue Code, then rights intended to be "incentive stock options" under the Internal Revenue Code, granted after January 1, 1987 under such parent's stock option plans, shall be included with the terms of the definition of "post-1986 incentive stock options".

         8. SPECIAL RULES FOR GRANTS OF NON-STATUTORY STOCK OPTIONS.

            (a) Except as provided in Paragraph 14, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee's termination of employment due to death or disability, rights to exercise Non-Statutory Stock Options that are exercisable as of the date of termination shall remain exercisable for two years following termination, (ii) in the event of the Optionee's termination of employment due to any other reason, the rights to exercise Non-Statutory Stock Options that are exercisable as of the date of termination shall remain exercisable for three months following termination, and (iii) the right to exercise Non-Statutory Stock Options that are not exercisable as of the date of termination shall be forfeited.

            (b) The Bank shall not issue stock certificates to an Optionee who exercises a Non-Statutory Stock Option, unless payment of the required lawful withholding taxes has been made to the Bank by check, payroll deduction or other arrangements satisfactory to the Committee.

            (c) Notwithstanding any other provision of this 2004 Program to the contrary and except as provided in Paragraph 14 hereof,
                 Non-Statutory Stock Options issued pursuant to Paragraph 6(g) shall be exercisable until the earlier of (i) the expiration date that the Committee specifies in the grant of the Non-Statutory Stock Options, or (ii) termination of the Optionee's service on the Board of Directors for Just Cause, or (iii) an earlier date designated by the Committee. For purposes of this Paragraph 8(c), "Just Cause" shall mean, in the good faith determination of the Committee, the Optionee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order. Additionally, in the event that the Committee, in its sole discretion, determines that an Optionee who has left service with the Bank or Subsidiary engaged in misconduct which would have constituted Just Cause for dismissal if the Optionee were then serving with the Bank or a Subsidiary, then the Committee may rescind, without the consent of the Optionee, any or all unexercised Option Rights held by the Optionee.

         9. RETROACTIVE STOCK APPRECIATION RIGHTS.

         Upon such conditions and limitations it deems advisable, the Committee may authorize (a) the surrender of the right to exercise all or a portion of an Option Right granted under the 2004 Program that is exercisable at the time of surrender, and (b) the payment in exchange for the surrender of an amount of up to the excess of the Market Value per Share at the time of surrender of the shares covered by the option, or portion thereof, surrendered over the option price of such shares. Such payment may be made in shares of Common Stock valued at fair market value or in cash or partly in cash and partly in shares of Common Stock, at the Committee's sole discretion. The shares of Common Stock covered by any Option Right, or portion thereof, as to which the right to purchase has been so surrendered shall not again be available for purposes of Option Rights under the 2004 Program.

         10. RESTRICTED STOCK AWARDS.

            (a) Shares of Common Stock granted pursuant to a Restricted Stock Award issued under the 2004 Program (except as otherwise provided in the 2004 Program) shall not be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of, for the period of time determined by the Committee in its absolute discretion (the "Forfeiture Period"). Except as provided in Paragraph 14, or as may be provided by the Committee at the time of grant, if the recipient's employment with the Bank or any of its Subsidiaries terminates prior to the expiration of the Forfeiture Period for any reason other than death or disability, the recipient shall, on the date employment terminates, forfeit and surrender to the Bank the number of shares of Common Stock with respect to which the Forfeiture Period has not expired as of the date employment terminates. If Common Stock is forfeited, dividends paid on those shares during the Forfeiture Period may be retained by the recipient.

            (b) Upon each grant of a Restricted Stock Award, the Committee shall fix the Forfeiture Period. The Committee also shall determine whether to (i) issue certificates for the awarded shares of Common Stock to the grantee prior to the expiration of the Forfeiture Period, or (ii) transfer certificates for the awarded shares of Common Stock to an escrow agent, which agent shall hold the certificates until the expiration of the Forfeiture Period. Each certificate of Common Stock issued to the grantee pursuant to the Restricted Stock Award prior to the expiration of the Forfeiture Period shall bear a legend to reflect the Forfeiture Period until the Forfeiture Period expires. As a condition to issuance of Common Stock, the Committee may require the recipient to enter into an agreement providing for the Forfeiture Period and such other terms and conditions that it prescribes, including, but not limited to, a provision that Common Stock issued to the recipient may be held by an escrow agent until the Forfeiture Period lapses. The Committee also may require a written representation by the recipient that he or she is acquiring the shares for investment.

            (c) When the Forfeiture Period with respect to shares of Common Stock held in escrow lapses, a certificate for such shares shall be issued, free of any escrow; such certificate shall not bear a legend relating to the Forfeiture Period.

            (d) Each recipient shall agree, at the time he or she receives a Restricted Stock Award and as a condition thereof, to pay or make arrangements satisfactory to the Committee regarding the payment to the Bank of any federal, state or local taxes of any kind required by law to be withheld with respect to any award or with respect to the lapse of any restrictions on shares of restricted Common Stock awarded under this 2004 Program, or the waiver of any forfeiture hereunder, and also shall agree that the Bank may, to the extent permitted by law, deduct such taxes from any payments of any kind due or to become due to such recipient from the Bank, sell by public or private sale, with ten days notice or such longer notice as may be required by applicable law, a sufficient number of shares of Common Stock so awarded in order to cover all or part of the amount required to be withheld, or pursue any other remedy at law or in equity. In the event that the recipient of shares of Common Stock under this 2004 Program shall fail to pay to the Bank all such federal, state and local taxes, or to make arrangements satisfactory to the Committee regarding the payment of such taxes, the shares to which such taxes relate shall be forfeited and returned to the Bank.

            (e) The Committee shall have the authority at any time to accelerate the time at which any or all or the restrictions set forth in this 2004 Program with respect to any or all shares of restricted Common Stock awarded hereunder shall lapse.

            (f) If a recipient dies, or terminates employment with the Bank because of disability before the expiration of a Forfeiture Period, the Forfeiture Period on any Common Stock owned by the recipient shall lapse on the date of death or on the date that employment terminates because of disability, provided such date is not less than four years subsequent to the date of the award. If the date of death or disability is within four years of the date of the awards, the Committee, in its sole discretion, can waive the Forfeiture Period as to any or all of the stock.

         11. DEFERRED STOCK AWARDS. The Committee may make awards to Directors, Eligible Employees or Advisors, in lieu of cash compensation for future services, in the form of freely-transferable shares of Common Stock whose delivery is deferred for later distribution in accordance with the Director's, Eligible Employee's or Advisor's election. A Director's, Eligible Employee's or Advisor's most recent distribution election pursuant to this paragraph shall be honored if made either (a) more than one year before the date on which the Director, Eligible Employee or Advisor terminates service for any reason, or (b) more than 90 days before a Change in Control. Nevertheless, beneficiary designations made pursuant to executed Distribution Election Forms shall be revocable during the Director's, Eligible Employee's or Advisor's lifetime and the Director, Eligible Employee or Advisor may, by submitting an effective superseding distribution election form at any time or from time to time, prospectively change the designated beneficiary and the manner of payment to a beneficiary.

         12. TRANSFERABILITY. No Incentive Stock Option shall be transferable by an Optionee other than by will or the laws of descent and distribution. Incentive Stock Options shall be exercisable during the Optionee's lifetime only by the Optionee. Other rights granted pursuant to this 2004 Program also shall not be subject to assignment, alienation, lien, transfer, sale or exchange, except to the extent provided otherwise by the Committee at the time the right is granted.

         13. ADJUSTMENTS. The Committee may make or provide for such adjustments in the maximum number of shares of Common Stock specified in Paragraph 5 of this 2004 Program, in the numbers of shares of Common Stock covered by other rights granted hereunder, and in the prices per share applicable under all such rights, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Bank, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other transaction or event having an effect similar to any of the foregoing.

         14. CHANGE IN CONTROL.

            (a) Notwithstanding any other term or provision of this 2004 Program, in the event the employment of an Eligible Employee is terminated for any reason, including the Eligible Employee's voluntary termination for "good reason" (as defined in (c) below), but not including the Eligible Employee's voluntary termination without "good reason" or the Eligible Employee's termination for "cause" (as defined in (d) below), within one year following a "Change in Control" (as defined in (b) below):

                 (i) all Option Rights granted to the Eligible Employee under this 2004 Program prior to the date of termination, but not exercisable as of such date, shall become exercisable automatically as of the later of the date of termination or one year after the date the Option Right was granted;

                 (ii) any Option Right that is exercisable as of the date of termination, or that becomes exercisable pursuant to (i) above, shall remain exercisable until the end of the exercise period provided in the original grant of the Option Right (determined without regard to the Eligible Employee's termination of employment); and

                 (iii) any Forfeiture Period (with respect to a Restricted Stock
                       Award) that shall be unexpired as of the date of termination shall expire automatically as of such date.

            (b) For purpose of this 2004 Program, a "Change of Control" shall mean the occurrence of any one of the following events: (1) any "person" including a "group" as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Bank representing 30 percent or more of the combined voting power of the Bank's then outstanding securities; (2) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of the Bank before the Transaction shall cease to constitute a majority of the Board of Directors of the Bank or any successor to the Bank; (3) the Bank is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70 percent of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former stockholders of the Bank, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation;
                 (4) a tender offer or exchange offer is made and consummated for the ownership of securities of the Bank representing 30 percent or more of the combined voting power of the Bank's then outstanding voting securities; or (5) the Bank transfers substantially all of its assets to another corporation which is not controlled by the Bank. The following events shall also constitute a "Change in Control" for purposes of this Plan: (i) the election of a director of the Bank who is not nominated by its Board of Directors; (ii) the approval, by the Bank's stockholders, of a proposal to pursue a transaction in which the Bank would not be the surviving or controlling entity.

            (c) For purposes of this Paragraph 14, "good reason" shall mean action taken by the Bank that results in: (1) an involuntary and material adverse change in the Eligible Employee's title, duties, responsibilities, or total remuneration; (2) an involuntary and material relocation of the office from which the Eligible Employee is expected to perform the Eligible Employee's duties; or (3) an involuntary and material adverse change in the general working conditions (including travel requirements) applicable to the Eligible Employee.

            (d) Termination "for cause" for purposes of this Paragraph 14 shall include, but not be limited to, any of the following: (1) any act of dishonesty, misconduct or fraud, acts of moral turpitude, or the commission of a felony; (2) unreasonable neglect or refusal to perform the duties assigned to the Eligible Employee, unless cured with in 30 days; (3) breach of duty or obligation to the Bank or receipt of financial or other economic profit or gain as a result of or in any way arising out of the Eligible Employee's position with the Bank and failure to account to the Bank for such profits or other gains; or (4) disclosure of confidential or private Bank information or aiding a competitor of the Bank (or any affiliate of the Bank) to the detriment of the Bank (or any affiliate of the
                 Bank).

         15. FRACTIONAL SHARES. The Bank shall not be required to issue any fractional shares of Common Stock pursuant to this 2004 Program. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

         16. ADMINISTRATION OF THE 2004 PROGRAM.

            (a) This 2004 Program shall be administered by the Committee, which shall consist of at least three members of the Board of Directors each of whom shall (1) meet the independence requirements of the New York Stock Exchange listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board of Directors; (2) qualify as "non-employee directors" as defined under Section 16 of the Securities Exchange Act of 1934, as amended; and (3) qualify as "outside directors" under Section 162(m) of the Internal Revenue Code. Members of the Committee and the Chair of the Committee shall be appointed by the Board of Directors and may be replaced at any time by the Board of Directors. At any time deemed necessary or appropriate by the Board of Directors, the full Board of Directors may act as the Committee.

            (b) The Committee shall have the power to interpret and construe any provision of this 2004 Program. The interpretation and construction by the Committee of any provision of this 2004 Program or of any agreement evidencing the grant of rights hereunder, and any determination by the Committee pursuant to any provision of this 2004 Program or of any such agreement, shall be final and binding. No member of the Committee shall be liable for any such action or determination made in good faith.

            (c) Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the exercise of any right granted hereunder (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor rule) of the Securities Exchange Act of 1934, as may be amended from time to time, or any successor statute.

         17.      AMENDMENTS, TERMINATION, ETC.

            (a) This 2004 Program may be amended from time to time by resolutions of the Board of Directors, provided that no such amendment shall (i) increase the maximum numbers of shares of Common Stock specified in Paragraph 5 of this 2004 Program (except that adjustments authorized by Paragraph 13 of this 2004 Program shall not be limited by this provision), or (ii) change the definition of "Eligible Employees", without further approval by the stockholders of the Bank.

            (b) The Committee may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this 2004 Program. In the event of such cancellation, the Committee may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms and conditions as, under this 2004 Program, would have been applicable had the canceled Option Rights not been granted.

            (c) In the case of any Option Right not immediately exercisable in full, the Committee in its discretion may accelerate the time at which the Option Right may be exercised, subject to the limitation described in Paragraph 7(c).

            (d) Notwithstanding any other provision of the 2004 Program to the contrary, (i) the 2004 Program may be terminated at any time by resolutions of the Board of Directors, and (ii) no rights shall be granted pursuant to this 2004 Program after June 30, 2014.

                                                                      APPENDIX B


                           COMMUNITY BANK SYSTEM, INC.
                             AUDIT COMMITTEE CHARTER


PURPOSE

The Committee is appointed by the Board of Directors to assist the Board in monitoring (a) the integrity of the financial reporting process, systems of internal controls and financial statements and reports of the Company, (b) the performance of the Company's internal audit function, and (c) the compliance by the Company with legal and regulatory requirements. The Committee shall be directly responsible for the appointment, compensation and oversight of the Company's independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work (the "Outside Auditor").

COMMITTEE MEMBERSHIP AND MEETINGS

The Committee shall consist of no fewer than three members, as determined annually by the Board. The members of the Committee shall meet the independence requirements of the New York Stock Exchange, any other exchange on which the Company's securities are traded, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"). Committee members shall not serve simultaneously on the audit committees of more than two other public companies without the approval of the full Board.

The members of the Committee shall be appointed annually by the Board. Committee members may be replaced by the Board at any time. The Board shall designate the Chair of the Committee.

The Committee shall meet as often as it determines necessary or appropriate but not less frequently than quarterly. The Chair shall preside at each meeting and, in the absence of the Chair, one of the other members of the Committee shall be designated as the acting chair of the meeting. Any background materials, together with the agenda, should be distributed to the Committee members in advance of the meeting. Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The basic responsibility of the members of the Committee is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders.

The Committee shall prepare the report required by the rules of the Commission to be included in the Company's annual proxy statement.

The Committee shall be responsible directly for the appointment retention, termination, compensation and terms of engagement, evaluation, and oversight of the work of the Outside Auditor (including resolution of disagreements between management and the Outside Auditor regarding financial reporting). The Outside Auditor shall report directly to the Committee.

The Committee shall oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company, oversee the work of the Company's management, internal auditors (the "Internal Auditors") and the Outside Auditor in these areas, oversee management's development of, and adherence to, a sound system of internal accounting and financial controls, review whether the Internal Auditors and the Outside Auditor objectively assess the Company's financial reporting, accounting practices and internal controls, oversee internal risk management functions as determined by the Board ("Risk Management"), and provide an open avenue of communication among the Outside
Auditor, the Internal Auditors, Risk Management and the Board. It is the responsibility of: (i) management of the Company and the Outside Auditor, under the oversight of the Committee and the Board, to plan and conduct financial audits and to determine that the Company's financial statements and disclosures are complete and accurate in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations and fairly present, in all material respects, the financial condition of the Company; (ii) management of the Company, under the oversight of the Committee and the Board, to assure compliance by the Company with applicable legal and regulatory requirements;
(iii) the Risk Management, under the oversight of the Committee and the Board, to monitor the risks and management's actions to mitigate these risks; and (iv) the Internal Auditors, under the oversight of the Committee and the Board, to review the Company's internal transactions and accounting which do not require involvement in the detailed presentation of the Company's financial statements.

The Committee shall pre-approve all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by the Outside Auditor to the extent required by and in a manner consistent with applicable law.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisers. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Outside Auditor for the purpose of rendering or issuing an audit report and to any advisers employed by the Committee, subject only to any limitations imposed by applicable rules and regulations. The Committee may request any officer or employee of the Company or the Company's outside counsel or Outside Auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet with management, the Internal Auditors, Risk Management and the Outside Auditor in separate executive sessions at least quarterly to discuss matters for which the Committee has responsibility.

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

In performing its functions, the Committee shall undertake those tasks and responsibilities that, in its judgment, would contribute most effectively to and implement the purposes of the Committee.

In addition to the general tasks and responsibilities noted above, the following are the specific functions of the Committee:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS
------------------------------------------

1. Review and discuss with management, and to the extent the Committee deems necessary or appropriate, the Internal Auditors and the Outside Auditor, the Company's disclosure controls and procedures that are designed to ensure that the reports the Company files with the Commission comply with the Commission's rules and forms.

2. Review and discuss with management, the Internal Auditors and the Outside Auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

3. Review and discuss with management, the Internal Auditors and the Outside Auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of its Form 10-Q, including the results of the Outside Auditor's reviews of the quarterly financial statements.

4.       Review and discuss quarterly reports from the Outside Auditor on:

         (a)      All critical accounting policies and practices to be used;

         (b) All alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Outside Auditor;

         (c) The internal controls adhered to by the Company, management, and the Company's financial, accounting and internal auditing personnel, and the impact of each on the quality and reliability of the Company's financial reporting; and

         (d) Other material written communications between the Outside Auditor and management, such as any management letter or schedule of unadjusted differences.

5. Review and discuss in advance with management the Company's practice with respect to the types of information to be disclosed and the types of presentations to be made in earnings press releases, including the use, if any, of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

6. Review and discuss as appropriate with management, the Internal Auditors, Risk Management and the Outside Auditor:

         (a) Significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;

         (b)      The clarity of the financial disclosures made by the Company;

         (c) The development, selection and disclosure of critical accounting estimates and the analyses of alternative assumptions or estimates, and the effect of such estimates on the Company's financial statements;

         (d) Potential changes in GAAP and the effect such changes would have on the Company's financial statements;

         (e)      Significant  changes  in  accounting   principles,   financial
                  reporting policies and internal controls implemented by the Company;

         (f) Significant litigation, contingencies and claims against the Company and material accounting issues that require disclosure in the Company's financial statements;

         (g)      Information   regarding  any  "second"   opinions   sought  by
                  management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

         (h)      Management's   compliance   with  the   Company's   processes,
                  procedures and internal controls;

         (i) The adequacy and effectiveness of the Company's internal accounting and financial controls and the recommendations of management, the Internal Auditors and the Outside Auditor for the improvement of accounting practices and internal controls; and

         (j) Any difficulties encountered by the Outside Auditor or the Internal Auditors in the course of their audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

7. Discuss with management and the Outside Auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures and aggregate contractual obligations on the Company's financial statements.

8. Discuss with management, including Risk Management, the major financial risk exposures and other relevant risk exposures face by the Company, as well as the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

9. Discuss with the Outside Auditor the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended, relating to the conduct of the audit. In particular, discuss:

         (a) The adoption of, or changes to, the Company's significant internal auditing and accounting principles and practices as suggested by the Outside Auditor, Internal Auditors or management: and

         (b) The management letter provided by the Outside Auditor and the Company's response to that letter.

10. Receive and review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Company's Form 10-K and Form 10-Q about
         (a) any significant deficiencies in the design or operation of internal controls or material weakness therein, (b) any fraud involving management or other associates who have a significant role in the Company's internal controls and (c) any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE OUTSIDE AUDITOR
----------------------------------------------------------------

11. Review the experience and qualifications of the senior members of the Outside Auditor team.

12. Obtain and review a report from the Outside Auditor at least annually regarding (a) the Outside Auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the Outside Auditor and the Company, including the written disclosures and the letter required by Independence Standards Board Standard 1, as that standard may be modified or supplemented from time to time.

13. Evaluate the qualifications, performance and independence of the Outside Auditor, including considering whether the Outside Auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the Outside Auditor's independence, and taking into account the opinions of management and the Internal Auditor. The Committee shall present its conclusions to the Board.

14. Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years, and oversee the rotation of other audit partners, in accordance with the rules of the Commission.

15. Review and determine policies regarding the hiring of present and former associates of the Outside Auditor who have participated in any capacity in the audit of the Company, in accordance with the rules of the Commission.

16. To the extent the Committee deems necessary or appropriate, discuss with the national office of the Outside Auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

17. Discuss with management, the Internal Auditors and the Outside Auditor any accounting adjustments that were noted or proposed by the Outside Auditor, but were not adopted, recorded or reflected.

18. Meet with management, the Internal Auditors and the Outside Auditor prior to the audit to discuss and review the scope, planning and staffing of the audit.

19. Obtain from the Outside Auditor the information required to be disclosed to the Company by generally accepted auditing standards in connection with the conduct of an audit, including topics covered by SAS 54, 60, 61 and 82.

20. Require the Outside Auditor to review the financial information included in the Company's Form 10-Q in accordance with Rule 10-01(d) of Regulation S-X of the Commission prior to the Company filing such reports with the Commission and to provide to the Company for inclusion in the Company's Form 10-Q any reports of the Outside Auditor required by Rule 10-01(d).

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION
--------------------------------------------------

21.      Ensure that the Company has an internal audit function.

22. Review and concur in the appointment, replacement, reassignment or dismissal of the chief risk officer and the senior internal auditing executive, and the compensation package for such persons.

23. Review the significant reports to management prepared by the internal auditing department and management's responses.

24. Communicate with management and the Internal Auditors to obtain information concerning internal audits, accounting principles adopted by the Company, internal controls of the Company, management, and the Company's financial and accounting personnel, and review the impact of each on the quality and reliability of the Company's financial statements.

25. Evaluate the internal auditing department and its impact on the accounting practices, internal controls and financial reporting of the Company.

26. Discuss with the Outside Auditor the internal audit department's responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

27. Obtain from the Outside Auditor the reports required to be furnished to the Committee under Section 10A of the Exchange Act and obtain from the Outside Auditor any information with respect to illegal acts in accordance with Section 10A.

28. Obtain reports from management, the Company's senior internal auditing executive and the Outside Auditor concerning whether the Company and its subsidiary entities are in compliance with applicable legal requirements and the Code of Ethics. Obtain and review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and the Code of Ethics.

29. Establish procedure for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

30. Discuss with management and the Outside Auditor any correspondence between the Company and regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

31. Discuss with the Company's chief risk management and compliance officers and the Company's legal counsel, any legal matters that may have a material impact on the financial statements or the Company's compliance policies.

ADDITIONAL RESPONSIBILITIES
---------------------------

32. Prepare annually a report for inclusion in the Company's proxy statement relating to its annual shareholders meeting. In that report, the Committee will state whether it has: (a) reviewed and discussed the audited financial statements with management; (b) discussed with the Outside Auditor the matters required to be discussed by SAS No. 61, as that statement may be modified or supplemented from time to time; (c) received from the Outside Auditor the written disclosures and the letter required by Independence Standards Board Standard 1, as that standard may be modified or supplemented from time to time, and has discussed with the Outside Auditor, the Outside Auditor's independence; and (d) based on the review and discussions referred to in clauses (a),
         (b) and (c) above, recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

33. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

34. Review the Company's codes of ethics and conduct (and any similar are related policies) and recommend any changes, modifications or waivers to such policies to the Board for approval.

                                 [FORM OF PROXY]

                                      PROXY

                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY
                           DEWITT, NEW YORK 13214-1883
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Charles M. Ertel and Donna J. Drengel, proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Community Bank System, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 19, 2004 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE)

------------------------------------------------------------------------------------------------------------------------------------
                               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
------------------------------------------------------------------------------------------------------------------------------------

1.   ELECTION OF DIRECTORS                                         In their discretion, such attorneys-in-fact and proxies are
                                    NOMINEES                       authorized to vote upon such other business as may properly come
[ ]  FOR ALL NOMINEES               [ ]  John M. Burgess           before the meeting.
                                    [ ]  Nicholas A. DiCerbo
[ ]  WITHHOLD AUTHORITY             [ ]  James A. Gabriel          This Proxy, when properly  executed,  will be voted in the manner
     FOR ALL NOMINEES               [ ]  Harold S. Kaplan          directed herein by the undersigned.

[ ]  FOR ALL EXCEPT                                                IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTE "FOR"
     (See instructions below)                                      PROPOSALS 1 AND 2.

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: o

2.   The approval of the Community  Bank System,  Inc. 2004
     Long-Term Incentive Compensation Program

[ ]  FOR

[ ]  AGAINST

[ ]  ABSTAIN

-----------------------------------------------------------------
To change the address on your account, please check the
box at right and indicate your new address space above.   [ ]           Please  check  here if you plan to attend  the  meeting. [ ]
Please note that changes to the registered name(s) on
the account may not be submitted via this method.
------------------------------------------------------------------------------------------------------------------------------------

Signature of Shareholder __________________________ Date: ________ Signature of Shareholder __________________________ Date: _______

         NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fill title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                           COMMUNITY BANK SYSTEM, INC.

                                  May 19, 2004

                          -----------------------------
                            PROXY VOTING INSTRUCTIONS
                          -----------------------------

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                       -OR-

TELEPHONE - Call toll-free  1-800-PROXIES                   --------------------   --------------------
(1-800-776-9437)  from any touch-tone telephone and            COMPANY NUMBER
follow the  instructions.  Have your proxy card
available when youcall.                                     --------------------   --------------------
                                                               ACCOUNT NUMBER
                       -OR-
                                                            --------------------   --------------------
INTERNET - ACCESS  "www.voteproxy.com"  and follow
the  on-screen  instructions. Have your proxy card
available when you access the web page.                     --------------------   --------------------